UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SENSATA TECHNOLOGIES HOLDING N.V.

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April 21, 2016
Dear Shareholders:
You are cordially invited to attend the 2016 Annual General Meeting of Shareholders of Sensata Technologies Holding N.V. (the “Company”), to be held on May 19, 2016, beginning at 6:00 p.m., Central European Time, at the offices of Loyens & Loeff N.V., located at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands.
Information about the meeting and the various matters on which the shareholders will vote is included in the Notice of Meeting and Proxy Statement which follows. Also included is a proxy card and postage-paid return envelope. Please sign, date, and mail the enclosed proxy card in the return envelope provided, as promptly as possible, whether or not you plan to attend the meeting. A copy of the Company’s 2015 Annual Report is also enclosed for your review.

Sincerely,

Paul Edgerley
Chairman of the Board

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 21, 2016
TO THE SHAREHOLDERS OF SENSATA TECHNOLOGIES HOLDING N.V.:
Notice is hereby given that the 2016 Annual General Meeting of Shareholders (the “General Meeting”) of Sensata Technologies Holding N.V. (the “Company,” "we," "our," or "us") will be held on May 19, 2016, beginning at 6:00 p.m. Central European Time, at the offices of Loyens & Loeff N.V., located at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands, for the following purposes:

1.
To elect ten (10) directors to serve until the 2017 Annual General Meeting of Shareholders, or until their respective successors are elected and qualified or until his or her earlier death, resignation, or removal;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3a.	To discuss implementation of the remuneration policy in 2015;

3b.
To adopt our Dutch statutory annual accounts for the fiscal year ended December 31, 2015, to discuss the annual report of our directors for fiscal year 2015, to authorize the preparation of our 2015 Dutch statutory annual accounts and the annual report of our directors for fiscal year 2015 in the English language, and to discuss our reservation and dividend policy;

4.	To discharge members of the Board of Directors from certain liabilities for fiscal year 2015;

5.
To extend to the Board of Directors for a period of 18 months from the date of the General Meeting the authority to repurchase up to 10% of the outstanding ordinary shares, as determined on the record date, in the capital of the Company, on the open market, through privately negotiated transactions or in one or more self tender offers, at prices per share not less than the nominal value of a share and not higher than 110% of the market price at the time of the transaction;

6.
To amend the Company's Articles of Association to include a derivative disclosure requirement and to authorize each member of the Board of Directors and each employee of Loyens & Loeff N.V. to execute the deed of amendment;

7.	To consider and approve an advisory proposal on the 2015 compensation of the Named Executive Officers as disclosed herein under “Executive Compensation;"

8.	To amend the director remuneration policy and to implement a director stock ownership requirement; and

9.	To transact such other business as may properly come before the General Meeting or any adjournments thereof.
The Board of Directors recommends a FOR vote for each of the director nominees with respect to proposal (1), and a FOR vote for each of proposals (2), (3b), (4), (5), (6), (7), and (8) above.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on May 19, 2016: The 2016 Proxy Statement and our 2015 Annual Report are available at www.sensata.com.
Copies of the agenda for the General Meeting and related documents may be obtained free of charge at our offices in Almelo, the Netherlands and Attleboro, Massachusetts by shareholders and other persons entitled to attend the General Meeting and their representatives as of the date hereof until the close of the General Meeting. Copies of these documents are also available on our website (www.sensata.com) or by contacting us at Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com.
The Board of Directors has determined that all holders of ordinary shares of the Company as of the close of business on April 21, 2016 according to American Stock Transfer & Trust Company or our shareholders’ register in the Netherlands, or such shareholders’ proxies, are entitled to receive notice of, and to attend, address, and vote at, the General Meeting and any adjournments thereof.

In accordance with our Articles of Association, if you wish to attend the General Meeting you must notify the Board of Directors of your intention no later than May 18, 2016, by submitting your name and number of shares beneficially owned to: Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or to investors@sensata.com. All of the ordinary shares of the Company traded on the New York Stock Exchange are held by Cede & Co. as nominee shareholder for the Depository Trust Company (the "DTC"). If you own ordinary shares through a broker, the holder of those shares in the book entry system of the DTC is Cede & Co. as the broker's nominee. Such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in the book entry system of the DTC. If you own your ordinary shares through a broker and you wish to attend the General Meeting, you must provide us with appropriate evidence of ownership of and authority to vote the shares no later than May 18, 2016. Access to the General Meeting is permitted only after verification of personal identification.
If you do not plan to attend the General Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you later desire to revoke your proxy, you may do so at any time before it is exercised.
* * * *

By Order of the Board of Directors,

Paul Edgerley
Chairman of the Board

Page
PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS	1

PROPOSAL 1—ELECTION OF DIRECTORS	4

PROPOSAL 2—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR	8

PROPOSAL 3a AND 3b—DISCUSSION OF THE IMPLEMENTATION OF THE REMUNERATION POLICY IN 2015, AND ADOPTION OF THE DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2015	9

PROPOSAL 4—DISCHARGE OF MEMBERS OF THE BOARD OF DIRECTORS FROM CERTAIN LIABILITIES FOR FISCAL YEAR 2015	10

PROPOSAL 5—EXTENSION TO THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE UP TO 10% OF THE OUTSTANDING ORDINARY SHARES IN THE CAPITAL OF THE COMPANY FOR 18 MONTHS	11

PROPOSAL 6—TO AMEND THE COMPANY'S ARTICLES OF ASSOCIATION TO INCLUDE A DERIVATIVE DISCLOSURE REQUIREMENT	12

PROPOSAL 7—ADVISORY PROPOSAL ON THE 2015 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER "EXECUTIVE COMPENSATION"	14

PROPOSAL 8—AMEND THE DIRECTOR REMUNERATION POLICY AND IMPLEMENT A DIRECTOR STOCK OWNERSHIP REQUIREMENT	15

CORPORATE GOVERNANCE STANDARDS AND BOARD OF DIRECTORS	16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24

EXECUTIVE COMPENSATION	25

EXECUTIVE OFFICERS	49

PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS	50

SOLICITATION OF PROXIES	51

GENERAL	51

OTHER MATTERS	51

i

Sensata Technologies Holding N.V.
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
31-546-879-555

PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On May 19, 2016
We are sending you our proxy materials in connection with the solicitation of the enclosed proxy by the Board of Directors of Sensata Technologies Holding N.V. (the “Company,” "we," "our," or "us") for use at the 2016 Annual General Meeting of Shareholders (the "General Meeting"), and at any adjournments thereof.
If multiple shareholders reside at a shared address, only one copy of the proxy materials is being distributed per address, unless we have received contrary instructions from one or more of these shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of these documents was delivered. Shareholders may make such a request, or modify a previous request, by contacting us at Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, +1 (508) 236-3800, or investors@sensata.com.
Attending the General Meeting
The General Meeting will be held on May 19, 2016, at 6:00 p.m. Central European Time, at the offices of Loyens & Loeff N.V., located at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands, to consider the matters set forth in the Notice of Annual General Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders with our Annual Report to Shareholders commencing on or about April 21, 2016.
In accordance with our Articles of Association, shareholders must inform us in writing of their intention to attend the General Meeting. Such notice should be sent to: Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com. All of the ordinary shares of the Company traded on the New York Stock Exchange are held by Cede & Co. as nominee shareholder for the Depository Trust Company (the "DTC"). If you own ordinary shares through a broker, the holder of those shares in the book entry system of the DTC is Cede & Co. as the broker's nominee. Such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in the book entry system of the DTC. If you own your ordinary shares through a broker and you wish to attend the General Meeting, you must also provide us with appropriate evidence of ownership of and authority to vote the shares no later than May 18, 2016. Access to the General Meeting is permitted only after verification of personal identification.
Representatives of our independent auditor for fiscal year 2015 are expected to be present at the General Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Shareholders Entitled to Vote
Only shareholders of record of the ordinary shares of the Company, €0.01 nominal value per share (the “ordinary shares”), at the close of business on April 21, 2016 according to American Stock Transfer & Trust Company, LLC, our registrar and transfer agent, or our shareholders’ register in the Netherlands, or such shareholders’ proxies, will be entitled to attend and vote at the General Meeting. Each ordinary share entitles the holder thereof to one vote on each matter that is voted on at the General Meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the General Meeting is [***].
There are 178,562,449 legally issued ordinary shares under Dutch law, which, as of March 31, 2016, includes 8,023,918 legally issued ordinary shares that we have repurchased but that have not been legally retired and 125,915 legally issued ordinary shares that have been forfeited but not yet legally retired.
Street Name Holders and Record Holders
If you own ordinary shares through a broker, the registered holder of those ordinary shares is Cede & Co. as the broker's nominee. Such ordinary shares are often referred to as held in “street name,” and you, as the beneficial owner of those ordinary shares, do not appear in our share register. For street name ordinary shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us as to how many of their clients own ordinary shares in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your ordinary shares by following the procedures specified on the voting instruction card. The ordinary shares represented by your properly signed proxy card will be voted in accordance with your directions. Shortly before the General Meeting, your broker will tabulate the votes it has received, and will submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the General Meeting and vote your street name ordinary shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the General Meeting.
How to Vote
You can vote at the General Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the General Meeting. You can always attend the General Meeting and revoke your proxy by voting in person.
There are two ways to vote by proxy:

•	By Internet—You can vote by Internet by going to the website www.voteproxy.com and following the instructions on the enclosed proxy card; or

•	By mail—You can vote by mail by completing, signing, dating, and mailing the enclosed proxy card.
By giving us your proxy, you are authorizing the individuals named on the proxy card, the proxies, to vote your ordinary shares in the manner you indicate. With respect to proposal (1) to be voted on by our shareholders, you may vote "FOR" the election of all ten (10) directors, WITHHOLD authority to elect all ten (10) directors, or indicate individual directors for whom you wish to withhold authority to elect. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on each of the proposals (2) through (8) to be voted on by our shareholders.
If you vote by proxy without indicating your instructions, your shares will be voted FOR:

•	The election of the ten (10) director nominees per the recommendation of the Board of Directors;

•	The ratification of the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2016;

•
The adoption of our Dutch statutory annual accounts for fiscal year 2015 and the authorization of the preparation of our Dutch statutory annual accounts and annual report for fiscal year 2015 in the English language;

•	The discharge of the members of the Board of Directors from certain liabilities for fiscal year 2015;

•
The extension to the Board of Directors for a period of 18 months from the date of the General Meeting the authority to repurchase up to 10% of the outstanding ordinary shares, as determined on the record date, in the capital of the Company;

•
The amendment of the Company's Articles of Association to include a derivative disclosure requirement and the authorization of each member of the Board of Directors and each employee of Loyens & Loeff N.V. to execute the deed of amendment;

•	The approval of the 2015 compensation of the Named Executive Officers in an advisory vote; and

•	The amendment of the director remuneration policy and the implementation of a director stock ownership requirement.
Revocation of Proxies
A shareholder may revoke a proxy at any time prior to its exercise (i) by giving to our Vice President, Investor Relations a written notice of revocation of the proxy’s authority, (ii) by submitting a duly elected proxy bearing a later date, or (iii) by attending the General Meeting and voting in person. Your attendance at the meeting alone will not revoke your proxy.
Quorum and Votes Necessary for Action to be Taken
Our directors are elected by the affirmative vote of a majority of votes cast in person or by proxy at the General Meeting and entitled to vote. Our shareholders may set aside these binding nominations for any of the candidates by a vote of at least two-thirds of the votes cast at a meeting representing more than one-half of the issued capital, in which case a new list of nominees will be prepared by the Board of Directors for such vacant position and will be included in the agenda for a subsequent general meeting of shareholders.
The affirmative vote of a majority of the votes cast in person or by proxy at the General Meeting and entitled to vote on the proposal is required to approve each of the other proposals set forth in this Proxy Statement.
Although there is no quorum requirement under our Articles of Association or Dutch law, ordinary shares abstaining from voting will count as ordinary shares present at the General Meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as ordinary shares present at the General Meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are ordinary shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the General Meeting. Ordinary shares will not be voted in favor of a proposal if either (1) the shareholder abstains from voting on a particular matter or (2) the ordinary shares are broker non-votes.
Other Matters
As of the date of this Proxy Statement, the Board of Directors does not know of any business that will be presented for consideration at the General Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the General Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

PROPOSAL 1—ELECTION OF DIRECTORS
We maintain a single-tier Board of Directors, comprised of both executive directors and non-executive directors. Under Dutch law, the Board of Directors is responsible for the implementation of our policies and day-to-day management. The non-executive directors supervise and provide guidance to the executive directors.
Lewis B. Campbell, who has served as a director of the Company since the 2012 Annual General Meeting of Shareholders, has not been nominated for re-election and, accordingly, his service on the Board will terminate at the General Meeting.
The members elected to our Board of Directors (the "Board") will serve until the 2017 Annual General Meeting of Shareholders. In July 2015, we implemented a policy that specifies that directors may only serve until reaching 75 years of age or 12 years of service, whichever comes first. Under Dutch law and our Articles of Association, the Board of Directors has the right to make binding nominations for open positions on the Board. The binding nature of the Board’s nominations may be overridden by a vote of two-thirds of the votes cast at a meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company. In that case, a new list of nominees will be prepared by the Board of Directors for such vacant position and will be included in the agenda for a subsequent general meeting of shareholders.
In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board has adopted unanimous resolutions to make the following binding nominations:

1.
For the first open position, the Board has nominated Paul Edgerley to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

2.
For the second open position, the Board has nominated Martha Sullivan to serve as an executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

3.
For the third open position, the Board has nominated Beda Bolzenius to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

4.
For the fourth open position, the Board has nominated James E. Heppelmann to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

5.
For the fifth open position, the Board has nominated Michael J. Jacobson to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

6.
For the sixth open position, the Board has nominated Charles W. Peffer to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

7.
For the seventh open position, the Board has nominated Kirk P. Pond to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

8.
For the eighth open position, the Board has nominated Andrew Teich to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

9.
For the ninth open position, the Board has nominated Thomas Wroe to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

10.
For the tenth open position, the Board has nominated Stephen Zide to serve as a non-executive director for a term of approximately one year ending on the date of our annual general meeting of shareholders in 2017.

The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Mr. Edgerley, Ms. Sullivan, Dr. Bolzenius, Mr. Heppelmann, Mr. Jacobson, Mr. Peffer, Mr. Pond, Mr. Teich, Mr. Wroe, and Mr. Zide, unless otherwise directed. In the event that any of the nominees become unavailable for election at the General Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee at their discretion as recommended by the Board of Directors. Each of the nominees, with the exception of Dr. Bolzenius, is currently a member of the Board of Directors.
Information concerning the nominees to the Board of Directors is set forth below.
Paul Edgerley, 60, served as our Chairman from July 2012 until January 2013, and was again appointed as our Chairman in May 2015. Mr. Edgerley has served as a director of the Company since our initial public offering in March 2010. Prior to our initial public offering, Mr. Edgerley served as a director of our principal operating subsidiary, Sensata Technologies, Inc. (“STI”) since the completion of the 2006 Acquisition (defined hereinafter). Mr. Edgerley is currently a Senior Advisor of Bain Capital. From 1990 through March 2016, Mr. Edgerley was a managing director of Bain Capital. Prior to joining Bain Capital in 1988, Mr. Edgerley spent five years at Bain & Company where he worked as a consultant and a manager in the healthcare, information services, retail, and automobile industries. Previously he was a Certified Public Accountant with Peat Marwick Mitchell & Company. Mr. Edgerley has served on the board of directors of Steel Dynamics, Inc., a public company, since 2002. Mr. Edgerley previously served as a director of HD Supply Holdings, Inc., a public company, from 2007 through 2015. In addition, Mr. Edgerley serves on the board of directors of MYOB, Apex Tool Group, LLC, FTE Automotive, Hero Moto Corporation, and TI Au

tomotive. Mr. Edgerley is a former director of Keystone Automotive Operations, Inc. and MEI Conlux Holdings, Inc.
Mr. Edgerley brings to the Board extensive experience in corporate strategy development. Mr. Edgerley has had significant involvement with the Company since the 2006 Acquisition, and has served as a director of numerous public and private companies during his career in private equity, consulting, and accounting.
Martha Sullivan, 59, has served as a director of the Company since January 1, 2013. Ms. Sullivan has served as our Chief Executive Officer since January 1, 2013, as our President since September 2010, and was also our Chief Operating Officer from September 2010 until July 2012. Ms. Sullivan was Executive Vice President and Chief Operating Officer from March 2010 through September 2010. Ms. Sullivan served in the same capacities with STI from January 2007 through March 2010 and as Chief Operating Officer of STI from the completion of the 2006 Acquisition through January 2007. Prior to the 2006 Acquisition, Ms. Sullivan served as Sensor Products Manager for the Sensors & Controls business of Texas Instruments beginning in June 1997 and as a Vice President of Texas Instruments beginning in 1998. Ms. Sullivan was with Texas Instruments since 1984 in various engineering and management positions, including Automotive Marketing Manager, North American Automotive General Manager, and Automotive Sensors and Controls Global Business Unit Manager.
Ms. Sullivan has been a director of Avery Dennison Corporation, a public company, since 2013. Past and present external positions also include the Key Executive Council at Rensselaer Polytechnic Institute, President’s Alumni Council at Michigan Technological University, and Ford International Supplier Advisory Council. She has been inducted into the Academy of Mechanical Engineering at Michigan Technological University, and holds an Honorary Doctorate in Philosophy from that institution.
Ms. Sullivan brings significant senior leadership, operational, industry, and technical experience to the Board. She has extensive knowledge of the former Sensors & Controls business, including its historical development, and important relationships with our major customers. Ms. Sullivan has been an important contributor to the expansion of our business through both organic growth and acquisitions, and as President and Chief Executive Officer, she guides the execution of our strategy and operations.
Beda Bolzenius, 59, served as Vice President and Vice Chairman, Asia Pacific and President, Automotive Experience at Johnson Controls International (“JCI”) from May 2014 through March 2016. Dr. Bolzenius served as Vice President and President of Automotive Seating at JCI between October 2012 and May 2014, and Vice President and President of Automotive Experience between November 2006 and October 2012. Dr. Bolzenius joined JCI in 2004 from Robert Bosch GmbH, where he served in various senior management positions over a period of 18 years, culminating in his role as President, Business Division Body Electronics from 2002 through 2004. Dr. Bolzenius earned a PhD in Physics from the University of Bonn in 1986.
Through his experience at JCI as Vice President and Vice Chairman, Asia Pacific, Dr. Bolzenius brings to the Board a view into global markets relevant to us, including a deep knowledge about Asia, a key growth market for us. Dr. Bolzenius has experience as a board member on certain Asian joint ventures for JCI.
James E. Heppelmann, 51, has served as a director of the Company since August 2014. Mr. Heppelmann has been the President and Chief Executive Officer of PTC, Inc. ("PTC"), a public company, since 2010. PTC (formerly Parametric Technology Corporation) develops technology solutions that help companies transform the way they create, operate, and service smart, connected products. During his tenure at PTC, Mr. Heppelmann has served in various executive roles, including President, Chief Operating Officer, Chief Product Officer, and Executive Vice President, Software Products. Mr. Heppelmann joined PTC in 1998 when the company acquired Windchill Technologies, where he was co-founder, Chief Technical Officer, and Vice President of Marketing. Previously, Mr. Heppelmann served as Chief Technology Officer of Metaphase, Inc. from 1992 through 1997 and held various positions at Control Data Corporation from 1985 through 1992.
Mr. Heppelmann has served on the board of directors of PTC since 2008. Mr. Heppelmann is on the Executive Advisory Board of FIRST (For Inspiration and Recognition of Science and Technology), and is on the Dean's Advisory Board of the University of Minnesota College of Science and Engineering.
Mr. Heppelmann brings to the Board a view into industries relevant to us, a detailed understanding of technological issues including the rapid evolution of smart, connected products and the Internet of Things, and insight into future directions of technology development.
Michael J. Jacobson, 65, has served as a director of the Company since our initial public offering in March 2010. Mr. Jacobson is a director and the President of PGE Management, Inc. ("PGE Management") and Jacobson Group, Inc., both of which are real estate investment and development companies, where he has worked since 1992 and 1994, respectively. Prior to founding PGE Management, Mr. Jacobson was the President and Chief Executive Officer of Vetco Gray, Inc. from 1988 until 1991. Previously, Mr. Jacobson was a Vice President at Bain & Company, where he worked in the health care, oil field services, steel and textile industries. From 2004 until 2007, Mr. Jacobson also served on the Springfield, Massachusetts Finance Control Board, a position to which he was appointed by former Massachusetts Governor Mitt Romney.

Mr. Jacobson brings to the Board strong practical financial, consulting, and executive experience.
Charles W. Peffer, 68, has served as a director of the Company since our initial public offering in March 2010. Mr. Peffer was a partner of KPMG LLP and its predecessor firms from 1979 until his retirement in 2002. Mr. Peffer served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer has been a director of Garmin, Ltd. and HD Supply Holdings, Inc., each public companies, since 2004 and 2013, respectively. Mr. Peffer is also a director of NPC International, a franchisee of over 1,200 Pizza Hut locations and approximately 150 Wendy's locations, the Commerce Funds, a family of seven funds with approximately $2 billion in assets, and Lockton, Inc, a privately owned insurance brokerage company.
Mr. Peffer brings to the Board extensive practical and management experience in public accounting and corporate finance, including significant experience with KPMG and its predecessor firms. Mr. Peffer also brings leadership expertise through his directorship roles in other public companies, including service on audit committees.
Kirk P. Pond, 71, has served as a director of the Company since the 2011 Annual General Meeting of Shareholders.  Mr. Pond was the President and Chief Executive Officer of Fairchild Semiconductor International, Inc. ("Fairchild"), a public company, from June 1996 until May 2005. He also served as the chairman of Fairchild’s board of directors from March 1997 until June 2006. Prior to his service with Fairchild and its predecessor, National Semiconductor, Mr. Pond served in executive positions with Timex Corporation and Texas Instruments. Mr. Pond served as a member of the board of directors of the Federal Reserve Bank of Boston from January 2004 until January 2007, and he currently serves on the board of directors of WEX Inc. and Brooks Automation, Inc., each public companies, since 2005 and 2007, respectively. Mr. Pond has also served on the Advisory Board of the University of Arkansas Engineering School since 1987.
Mr. Pond brings to the Board significant executive leadership experience as the former Chief Executive Officer of a successful public company. In addition, his broad background in technology, manufacturing, global marketing, and finance provide the Board and our management additional insights and perspective on our business and strategy.
Andrew Teich, 55, has served as a director of the Company since the 2014 Annual General Meeting of Shareholders. Mr. Teich has been the President and Chief Executive Officer of FLIR Systems, Inc. ("FLIR"), a public company, since 2013. FLIR is a designer, manufacturer, and marketer of thermal imaging and stabilized airborne camera systems for a wide variety of applications in the commercial, industrial, and government markets. Mr. Teich joined FLIR in 1999 as Senior Vice President, Marketing, and has held various positions within FLIR since that time, including President of Commercial Vision Systems and President of Commercial Systems. Prior to joining FLIR, Mr. Teich held various positions at Inframetrics, Inc. (acquired by FLIR in 1999), including Vice President of Sales and Marketing and various sales roles. Mr. Teich has served on the board of directors of FLIR since July 2013.
Mr. Teich is a seasoned executive who brings to the Board relevant industry experience combined with sales and marketing skills. Mr. Teich has spent a large part of his career at FLIR and its acquired companies, where he has been instrumental in building their organic and acquisition growth strategy.
Thomas Wroe, 65, was appointed as our Chairman in January 2013, and served in that capacity until May 2015. Previously, he served as our Chief Executive Officer and an executive director from our initial public offering in March 2010 until December 31, 2012, and as Chairman of the Board of Directors from March 2010 until July 2012. Prior to our initial public offering, Mr. Wroe was the Chief Executive Officer and a director of STI since the completion of the 2006 Acquisition, and chairman of the board of STI since June 2006. Mr. Wroe served as the President of the Sensors & Controls business of Texas Instruments since June 1995 and as a Senior Vice President of Texas Instruments since March 1998. Mr. Wroe was with Texas Instruments since 1972, and prior to becoming President of the Sensors & Controls business, Mr. Wroe worked in various engineering and business management positions.
Mr. Wroe is a member of the Executive Committee of the Massachusetts Business Roundtable and the Board of Trustees of the Massachusetts Taxpayers Foundation. He has been a director of Chase Corporation and GT Advanced Technologies, Inc., each public companies, since 2008 and 2013, respectively. He is currently the Chairman and CEO of Apex Tool Group, LLC. In addition, he is a member of the Board of Advisors to Boston College’s Carroll School of Management, and was formerly chairman of the board of directors of Cape Cod Healthcare and the Associated Industries of Massachusetts.
Mr. Wroe brings significant senior leadership, operational, industry, and technical experience to the Board. He has extensive knowledge of the former Sensors & Controls business, including its historical development, and important relationships with our major customers. Mr. Wroe has been an important contributor to the expansion of our business through both organic growth and acquisitions, and as CEO, Mr. Wroe had direct responsibility for our strategy and operations.
Stephen Zide, 56, has served as a director of the Company since our initial public offering in March 2010. Prior to our initial public offering, Mr. Zide served as a director of STI since the completion of the 2006 Acquisition. Mr. Zide is currently a Senior Advisor of Bain Capital. From 2001 through 2015, Mr. Zide was a managing director of Bain Capital. Prior to joining Bain Capital in 1997, Mr. Zide was a partner of the law firm Kirkland & Ellis LLP, where he was a founding member of the New York office and specialized in representing private equity and venture capital firms. Mr. Zide has been a director of Trinseo S.A., a public company, sinc

e 2010. Mr. Zide also serves on the board of directors of Consolidated Container Corporation. Previously, Mr. Zide served on the board of directors of HD Supply Holdings, Inc., a public company, from 2007 through 2014, Apex Tool Group, LLC from 2013 through 2014, and Innophos Holdings, Inc., a public company, from 2004 through 2013.
Mr. Zide brings to the Board extensive negotiating and financing expertise gained from his training and experience as a legal advisor, and later as a private equity professional and financial advisor. In addition, Mr. Zide has had significant involvement with us since the 2006 Acquisition, and has served as a director of numerous public and private companies during his career in private equity and law.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EDGERLEY, SULLIVAN, BOLZENIUS, HEPPELMANN, JACOBSON, PEFFER, POND, TEICH, WROE, AND ZIDE.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of the independent auditor for ratification by the shareholders at the General Meeting. A proposal to ratify the appointment of Ernst & Young will be presented at the General Meeting. Ernst & Young was our independent auditor during the fiscal year ended December 31, 2015. Dutch law requires shareholder ratification of the selection of Ernst & Young as our independent auditor. If this proposal is not approved by our shareholders at the General Meeting, the Audit Committee will reconsider its selection of Ernst & Young. The affirmative vote of the holders of a majority of the ordinary shares present in person or represented by proxy and entitled to vote at the General Meeting will be required to ratify the selection of Ernst & Young.
Audit Fees
The aggregate fees billed for professional services rendered for us by Ernst & Young, our independent auditor, for the years ended December 31, 2015 and 2014 were:

	2015	2014
	(in thousands)
Audit Fees	$3,785	$4,151
Audit-Related Fees	—	80
Tax Fees	824	1,173
All Other Fees	3	3
Total Fees	$4,612	$5,407
“Audit Fees” include fees for professional services and expenses related to the respective fiscal year, irrespective of the period in which these services are rendered or billed, and pertain to the audit and review of our financial statements. For the fiscal years ended December 31, 2015 and 2014, audit fees included fees for professional services and expenses relating to the reviews of our quarterly financial statements filed on Form 10-Q for the quarters ended March 31, 2014 through September 30, 2015 and the audits of our annual financial statements filed on Form 10-K for each of the fiscal years 2015 and 2014. Audit Fees also include fees relating to the performance of statutory audits at certain of our non-U.S. subsidiaries and procedures relating to our prospectus supplement filings with the U.S. Securities and Exchange Commission and Rule 144A private placement bond offerings.
“Audit-Related Fees” include fees for professional services rendered and expenses incurred during the respective fiscal year, irrespective of the period in which these services are billed, primarily related to a segregation of duties review of our Enterprise Resource Planning system.
“Tax Fees” include fees for professional services rendered and expenses incurred during the respective fiscal year, irrespective of the period in which these services are billed, related to tax planning, tax consulting, and tax compliance. Fees associated with tax compliance services were approximately $322 thousand and $241 thousand for the years ended December 31, 2015 and 2014, respectively.
“All Other Fees” include fees billed to us for subscription to Ernst & Young’s accounting research tool.
No other professional services were rendered or fees were billed by Ernst & Young for the years ended December 31, 2015 and 2014.
Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent auditor or on an individual explicit case-by-case basis before our independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All audit-related and tax and other services for fiscal years 2015 and 2014 were pre-approved by the Audit Committee.
The Audit Committee considered the compatibility of non-audit services performed by Ernst & Young with the maintenance of that firm's independence and determined that in each case, and at all times, Ernst & Young remained independent.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2016.

PROPOSAL 3a—DISCUSSION OF THE IMPLEMENTATION OF THE REMUNERATION POLICY IN 2015
At the General Meeting, we will discuss the implementation of the remuneration policy in 2015. We will do this on the basis of the paragraphs required by Dutch law as set out in the annual accounts. Shareholders will not be entitled to adopt a binding resolution regarding such implementation.

PROPOSAL 3b—ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2015
At the General Meeting, our shareholders will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2015 (the “2015 Annual Accounts”) and to authorize the preparation of our 2015 Annual Accounts and annual report of our directors (the “2015 Directors' Report”) in the English language, as required under Dutch law and our Articles of Association. We will also report on the business and the results of operations for the year ended December 31, 2015 based on the 2015 Annual Accounts.
Our 2015 Annual Accounts are audited and prepared in accordance with International Financial Reporting Standards. The 2015 Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States. The 2015 Directors' Report required by Dutch law, which is similar to the Management’s Discussion and Analysis of Results of Operations and Financial Condition included in the 2015 Annual Report to Shareholders, also contains information included in our Annual Report on Form 10-K and other information required by Dutch law. A copy of the 2015 Annual Accounts can be accessed through our website, www.sensata.com, and may be obtained free of charge by request to Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com. Approval of this proposal will constitute approval of the matters set forth in the 2015 Annual Accounts and the 2015 Directors' Report.
In addition, under Dutch law, we are required to provide shareholders with an opportunity at the General Meeting to discuss our dividend policy and any major changes in that policy. Shareholders will not be entitled to adopt a binding resolution determining our future dividend policy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2015
ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE 2015
ANNUAL ACCOUNTS AND 2015 DIRECTORS' REPORT IN THE ENGLISH LANGUAGE.

PROPOSAL 4—DISCHARGE OF MEMBERS OF THE BOARD OF DIRECTORS FROM CERTAIN LIABILITIES FOR FISCAL YEAR 2015
At the General Meeting, as permitted under Dutch law and customary for Dutch companies, we are asking our shareholders to discharge the members of the Board of Directors from liability with respect to the exercise of their management and supervisory duties during our fiscal year ended December 31, 2015. If our shareholders approve this discharge of liability, then the Board members will not be liable to the Company for actions that they took on our behalf in the exercise of their duties during fiscal year 2015. However, the discharge does not apply to matters that are not disclosed to our shareholders, and it does not affect the liability, if any, of the Board of Directors to our shareholders. The discharge is also subject to the provisions of Dutch law relating to liability upon bankruptcy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE BOARD OF DIRECTORS FROM CERTAIN LIABILITIES FOR FISCAL YEAR 2015.

PROPOSAL 5—EXTENSION TO THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE UP TO 10% OF THE OUTSTANDING ORDINARY SHARES IN THE CAPITAL OF THE COMPANY FOR 18 MONTHS
Under Dutch law and our Articles of Association, the Board of Directors may, subject to certain Dutch statutory provisions, be authorized to repurchase issued ordinary shares on our behalf, in an amount, at prices, and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase issued ordinary shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on a rolling basis. At our 2012 Annual General Meeting of Shareholders held on May 22, 2012, our shareholders authorized the Board of Directors for a period of 18 months to repurchase as many outstanding ordinary shares in the capital of the Company as is permitted by law and our Articles of Association, on the open market, through privately negotiated repurchases or in self-tender offers, at prices per share not less than the nominal value of an ordinary share and not higher than 110% of the market price at the time of the transaction. Such authorization has been extended at each subsequent annual general meeting of shareholders.
In October 2012, the Board of Directors authorized a $250.0 million share repurchase program under this authority. In October 2013, February 2014, and February 2016, the Board of Directors authorized amendments to the terms of the program, in each case to reset the amount available for share repurchases to $250.0 million. We did not repurchase any ordinary shares under this program in 2015. During 2014 and 2013, we repurchased 4,288,100, and 8,581,767 ordinary shares, respectively, under this program.
The Board of Directors believes that we would benefit by extending the authority of the Board to repurchase the ordinary shares of the Company. For example, to the extent the Board of Directors believes that the ordinary shares of the Company may be undervalued at the market levels at which they are then trading, repurchases of the share capital of the Company may represent an attractive investment for us. Such ordinary shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers, or similar transactions. The reduction in the issued capital in the Company resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of ordinary shares repurchased, if any, and the timing and manner of any repurchases, would be determined by the Board of Directors in light of prevailing market conditions, our available resources, and other factors that cannot now be predicted, but in no event shall any such repurchases exceed 10% of the outstanding ordinary shares, as determined on the record date, in the capital of the Company.
In order to provide us with sufficient flexibility, the Board of Directors proposes that our shareholders grant authority for the repurchase of up to 10% of the outstanding ordinary shares, as determined on the record date, in the capital of the Company, on the open market, through privately negotiated repurchases or in self-tender offers, at prices per ordinary share not less than the nominal value of an ordinary share and not higher than 110% of the market price at the time of the transaction. Such authority would extend for 18 months from the date of the General Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE EXTENSION TO THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE UP TO 10% OF THE OUTSTANDING ORDINARY SHARES IN THE CAPITAL OF THE COMPANY FOR 18 MONTHS.

PROPOSAL 6—TO AMEND THE COMPANY'S ARTICLES OF ASSOCIATION TO INCLUDE A DERIVATIVE DISCLOSURE REQUIREMENT
At the General Meeting, the shareholders will be asked to resolve to amend our Articles of Association and to authorize the Chairman of the Board and each employee of Loyens & Loeff N.V. to execute the deed of amendment in front of R. van Bork, civil law notary in Amsterdam, the Netherlands or his deputy.
Upon amendment to the Articles of Association, a shareholder filing a request with the Board for an item to be included in the convening notice of a general meeting of shareholders would be required to disclose whether the shareholder has hedged its ownership of, or entered into any transaction that has the effect of increasing or decreasing its economic risk or voting power with respect to, the Company’s ordinary shares.
As amended the following two definitions will be added to Article 1.1:
Response Time means response time as referred to in Article 27.5.
Shareholder Associated Person means (i) any person controlling, directly or indirectly, or acting in concert with a Shareholder, (ii) any beneficial owner of Ordinary Shares owned of record or beneficially by a Shareholder and (iii) any person controlling, controlled by or under common control with a Shareholder Associated Person.
As amended the following provisions will be added as Article 27.5 through 27.10 and the current Article 27.5 will be renumbered to 27.11:

27.5
A Shareholder and/or Holder of Depositary Receipts shall exercise the right of filing a written request with the Board as referred to in Article 27.4 only after he consulted the Board about this. If one or more Shareholders and/or Holder of Depositary Receipts intend to request that an item be put on the agenda that may result in a change in the Company’s strategy, for example through the dismissal of one or more Board members, the Board shall be given the opportunity to stipulate a reasonable period in which to respond (Response Time). This shall also apply to an intention as referred to above for judicial leave to call a General Meeting pursuant to Section 2:110 of the Dutch Civil Code.

27.6
If the Board invokes a Response Time, such period may not exceed one hundred eighty (180) days from the moment the Board is informed by one or more Shareholders and/or Holders of Depositary Receipts of their intention to put an item on the agenda to the day of the General Meeting at which the item is to be dealt with. The Board shall use the Response Time for further deliberation and constructive consultation. The Response Time may be invoked only once for any given General Meeting and may not apply to an item in respect of which the Response Time has been previously invoked or meetings where a Shareholder holds at least three quarters of the issued capital as a consequence of a successful public bid.

The Shareholder and/or Holder of Depositary Receipts shall respect the Response Time stipulated by the Board.

27.7
If a Shareholder and/or Holder of Depositary Receipts has arranged for an item to be put on the agenda, he shall explain this at the General Meeting and, if necessary, answer questions about it, unless he is not entitled to participate in the meeting pursuant to Article 27.9.

27.8
At the time one or more Shareholders and/or Holders of Depositary Receipts file a written request with the Board as referred to in Article 27.4, each Shareholder shall be required to notify the Company in writing whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Shareholder or any Shareholder Associated Person of such Shareholder with respect to any Ordinary Share.

27.9
If the Company becomes aware that a Shareholder has failed to comply with any obligation imposed by Article 27.5, the Company may demand, by means of a written notice, that the Shareholder complies with such obligation within a reasonable period of at most fourteen (14) days after the date of said notice as stipulated by the Company in such notice. For as long as the Shareholder has not complied with this obligation following said notice, such Shareholder shall not be entitled to exercise the voting rights or profit rights attached to his Shares, nor the right to participate in a General Meeting.

27.10
Without prejudice to Article 1.2, for the purpose of Article 27.9 the reference to "written" also includes the posting of a notice on the Company's website to the relevant Shareholder, also if the address of the relevant Shareholder is known to the Company.

27.11
All announcements for General Meetings, all notifications concerning dividend and other payments and all other communications to Shareholders and Holders of Depositary Receipts shall take place by a notice made by electronic means, which shall be accessible directly and permanently up until the meeting, without prejudice to the provisions of Section 2:96a subsection 4 of the Dutch Civil Code.

The consecutive text of the proposed articles of association as they will read after amendment will be placed on our website.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF ASSOCIATION TO INCLUDE A DERIVATIVE DISCLOSURE REQUIREMENT AND THE AUTHORIZATION OF THE CHAIRMAN OF THE BOARD AND EACH EMPLOYEE OF LOYENS & LOEFF N.V. TO EXECUTE THE DEED OF AMENDMENT.

PROPOSAL 7—ADVISORY PROPOSAL ON THE 2015 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER "EXECUTIVE COMPENSATION"
The Board of Directors believes that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders. You are urged to read the “Executive Compensation” section of this proxy statement for additional details on our executive compensation, including our philosophy and objectives, and the 2015 compensation of the Named Executive Officers.
We are required to obtain a non-binding advisory “say-on-pay” vote on executive compensation pursuant to Schedule 14A of the Securities Exchange Act of 1934. This proposal gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program through the following resolution:
“Resolved, that the shareholders approve the 2015 compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.”
As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee of the Board value the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. An advisory vote on compensation of our Named Executive Officers is currently scheduled to occur each year. We expect the next advisory vote on executive compensation will occur at the 2017 Annual General Meeting of Shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2015 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER "EXECUTIVE COMPENSATION."

PROPOSAL 8—TO AMEND THE DIRECTOR REMUNERATION POLICY AND TO IMPLEMENT A DIRECTOR STOCK OWNERSHIP REQUIREMENT
At the General Meeting, our shareholders will be asked to approve a proposed amendment to the remuneration policy of our Board of Directors as well as a new stock ownership requirement for the Board of Directors.
As discussed in the Compensation and Nominating and Governance Committees, as well as with the full Board of Directors, the Board has approved the following director remuneration changes:

•	Increase the committee chair retainer from $10,000 to $15,000 for the Compensation Committee and from $8,000 to $10,000 for the Finance and Nominating and Governance Committees;

•	Increase the committee member retainer from $5,000 to $7,500 for the Compensation Committee and from $4,000 to $5,000 for the Finance and Nominating and Governance Committees;

•
Increase the annual equity retainer from $120,000 to $150,000. This grant will be issued in time-based restricted stock units with a one year vest, instead of options. The Chairman will continue to receive an additional $30,000, for a total annual equity retainer of $180,000.

•	Eliminate the provision for additional remuneration for Board of Director service to employee directors; and

•
Implement director stock ownership guidelines of 5 times annual cash retainer (currently $60,000). In alignment with executive guidelines, director stock ownership guidelines would include directly held shares, unvested time-based restricted stock units and 50% of vested "in-the-money" options, with a holding requirement (except to cover taxes) until the requirement is met. Directors will have 5 years from the inception of the guidelines or from initial appointment to the Board, whichever is longer, to meet the requirement.

Our Compensation Committee has historically granted stock options to our directors as part of their compensation in order to align directors’ incentives with the goal of increasing value for our shareholders. We do not believe that the granting of equity-linked compensation to our directors impacts board member ability to independently supervise the management team. Rather, it aligns directors’ interests with shareholders.
In recommending a switch from options to restricted stock units and requiring directors to hold 5 times their annual cash retainer in share value ($300,000 holding requirement), the Compensation Committee is looking to ensure that directors maintain a meaningful ownership stake in the Company and that they are encouraged to take a long-term view on value creation.
The Board believes this level of compensation is competitive, placing it close to the median of our peer companies, which are described in the "Executive Compensation-Compensation Discussion and Analysis-Compensation Benchmarking and Survey Data" section of the proxy.
Annual equity awards are a typical U.S. practice and are provided by most companies with U.S. based directors, where Sensata competes for talent. Of our 17 peer companies, 100% of them provide their directors with equity compensation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED DIRECTOR REMUNERATION POLICY AND CHANGES TO MODIFY THE COMMITTEE CHAIR AND MEMBER RETAINER FEES, AS WELL AS FOR THE STOCK OWNERSHIP GUIDELINES.

CORPORATE GOVERNANCE STANDARDS AND BOARD OF DIRECTORS
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that specify, among other things, the responsibilities, expectations, and operations of the Board of Directors as well as general qualification criteria for directors. Our Corporate Governance Guidelines are available on our website at www.sensata.com. In addition, free copies of the guidelines may be obtained by shareholders upon request by contacting the Vice President, Investor Relations at +1 (508) 236-3800. The Corporate Governance Guidelines are reviewed by the Nominating and Governance Committee, and changes are recommended to the Board for approval as appropriate.
Code of Business Conduct and Ethics; Code of Ethics for Senior Financial Employees
We have adopted a Code of Business Conduct and Ethics governing the conduct of our personnel, including our principal executive officer, principal financial officer (who is also our principal accounting officer), and controller, and persons performing similar functions. In addition, we have adopted a Code of Ethics for Senior Financial Employees. Copies of the current Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Employees are available on our website at www.sensata.com. In addition, free copies of the codes may be obtained by shareholders upon request by contacting the Vice President, Investor Relations at +1 (508) 236-3800.
In the event that any amendment is made to either code of ethics, and such amendment is applicable to our principal executive officer, principal financial officer (who is also our principal accounting officer), or controller, or persons performing similar functions, we will disclose the nature of any such amendment on our website within four business days following the date of the amendment. In the event that we grant a waiver, including an implicit waiver, from a provision of either code of ethics to our principal executive officer, principal financial officer (who is also our principal accounting officer), or controller, or persons performing similar functions, we will disclose the nature of any such waiver, including the name of the person to whom the waiver is granted and the date of such waiver, on our website within four business days following the date of the waiver. Our website address is www.sensata.com.
Board Leadership Structure
Our Chairman of the Board is required to be a non-executive director in accordance with Dutch law. On May 21, 2015, the Board appointed Paul Edgerley as the Chairman of the Board. Thomas Wroe, our former non-executive Chairman of the Board, continued as a non-executive director.
Risk Oversight
The Board is responsible for overseeing our risk management process. The Board focuses on our general risk management strategy, the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.
The Board has delegated to the Audit Committee oversight of our risk management process. Among its duties, the Audit Committee (a) reviews with management our policies with respect to risk assessment and management of risks that may be material to us, including the risk of fraud, (b) reviews the integrity of our financial reporting processes, both internal and external, including reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year, (c) reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and (d) reviews our compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact our contingent liabilities and risks. Other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
Our management is responsible for managing the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels. Our internal audit function (which is not a fixed department but a rotating system of internal finance personnel) serves as the primary monitoring and testing function for company-wide policies and procedures.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing us and that the Board leadership structure supports this approach.
Director Independence
Certain rules of the New York Stock Exchange ("NYSE") require that a majority of the members of the Board of Directors be “independent directors,” and that all of the members of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board be “independent directors,” in each case, as defined under the rules of the NYSE.

As of the date of this Proxy Statement, the Board is comprised of eight directors who qualify as “independent” as such term is defined by the rules adopted by the U.S. Securities and Exchange Commission ("SEC") and the NYSE listing requirements. To be considered independent, the Board must determine each year that a director does not have any direct or indirect material relationship with us. When assessing the “materiality” of any relationship a director has with us, the Board reviews all the relevant facts and circumstances of the relationship to assure itself that no commercial or other relationship of a director impairs such director's independence.
The Board has affirmatively determined that each of the directors and nominees for director, with the exception of Thomas Wroe and Martha Sullivan, meet these standards for independence and qualify as independent. Throughout this Proxy Statement, we refer to these directors as our “independent directors.” In determining the independence of Messrs. Edgerley and Zide, the Board considered their roles as managing partner and senior advisor, respectively, at Bain Capital, in light of various relationships between us and Bain Capital, including those described below under “Certain Relationships and Related Transactions,” and concluded that these relationships did not interfere with the independence of these directors. The Board found that Mr. Wroe and Ms. Sullivan are not independent because of their respective former or current employment relationships with us.
Executive Sessions
In accordance with our Corporate Governance Guidelines, our non-executive directors meet in executive sessions on a periodic basis without management. The presiding director for purposes of leading these meetings is Mr. Edgerley, when these executive sessions take place in connection with Board meetings, and is the chairman of the standing committee, when these executive sessions take place in connection with standing committee meetings.
Shareholder Communications with the Board of Directors
Any shareholders or other interested parties who have concerns that they wish to make known to our non-executive directors should send any such communication to the Chairman of the Audit Committee in care of the offices of our U.S. operating subsidiary, Sensata Technologies, Inc., at 529 Pleasant Street, Attleboro, Massachusetts 02703. All such communication will be reviewed by the Chairman of the Audit Committee and discussed with the Audit Committee, which will determine an appropriate response or course of action. Examples of inappropriate communication include business solicitations, advertising, and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints, or suggestions), or raises grievances that are personal to the person submitting the communication.
Board Committees and Meetings
During fiscal year 2015, the Board of Directors held four (4) meetings. We have no policy regarding director attendance at the General Meeting.
The Audit, Compensation, and Nominating and Governance committees were formed by the Board in connection with our initial public offering in March 2010. The Finance Committee was formed by the Board in March 2015. The following table provides current membership information for the Audit, Compensation, Finance, and Nominating and Governance committees of the Board of Directors:

Name	Audit	Compensation	Finance	Nominating and Governance
Paul Edgerley	—	—	X	X
Martha Sullivan	—	—	—	—
Lewis B. Campbell (1)	—	X	—	X*
James E. Heppelmann	—	X	X	—
Michael J. Jacobson	X	—	—	—
Charles W. Peffer	X*	—	—	X
Kirk P. Pond	X	X*	—	X
Andrew Teich	—	—	X	—
Thomas Wroe	—	—	—	—
Stephen Zide	—	—	X*	—

*	Committee Chairperson

(1)
Mr. Campbell, who has served as a director of the Company since the 2012 Annual General Meeting of Shareholders, has not been nominated for re-election and, accordingly, his service on the Board will terminate at the General Meeting.

Below is a description of the Audit, Compensation, Finance, and Nominating and Governance committees of the Board of Directors and information regarding committee meetings held in fiscal year 2015. The charter for each of our committees is available on the investor relations page of our website at www.sensata.com. You may contact the Vice President, Investor Relations at +1 (508) 236-3800 for a printed copy of these documents.
Audit Committee
The Audit Committee is currently comprised of three directors: Messrs. Peffer (who serves as Chairman), Jacobson, and Pond, each of whom is an independent director for audit committee purposes according to the rules and regulations of the SEC and the NYSE. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that Mr. Peffer is an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee met four (4) times during fiscal year 2015.
The primary functions of the Audit Committee are to serve as an independent and objective party to oversee our accounting and financial reporting processes and internal control system; to pre-approve all auditing and non-auditing services to be provided by our independent auditor; to review and oversee the audit efforts of our independent auditor; and to provide an open avenue of communication among the independent auditor, financial and senior management, and the Board. The Audit Committee is responsible for (1) recommending the appointment, retention, termination, and compensation of our independent auditor to our shareholders, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent auditor's qualifications and independence, the performance of our independent auditor and our internal audit function, and our compliance with legal and regulatory requirements, (4) annually reviewing our independent auditor's report describing the auditing firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, or review by the U.S. Public Company Accounting Oversight Board, of our independent auditor, (5) discussing our annual audited financial and quarterly statements with management and our independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies from time to time, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors, and our independent auditor, (9) reviewing with our independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of our independent auditor, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board of Directors from time to time, and (12) reporting regularly to the full Board of Directors.
Compensation Committee
The Compensation Committee is currently comprised of three directors: Messrs. Pond (who serves as Chairman), Campbell, and Heppelmann. As of December 31, 2015, all of the members of the Compensation Committee are independent directors. The Compensation Committee met four (4) times during fiscal year 2015. A replacement for Mr. Campbell on this committee will be determined prior to the General Meeting, and will become effective at the General Meeting, subject to the voting results.
The Compensation Committee has oversight responsibility relating to the compensation of our executive officers and directors and the administration of awards under our equity incentive plans. The Compensation Committee is responsible for (1) reviewing compensation policies, plans, and programs, (2) reviewing and approving the compensation of our executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with the Chief Executive Officer on the selection of officers and evaluation of executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, and (6) such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time.
Finance Committee
In March 2015, the Board approved the charter for the Finance Committee, which is currently comprised of four directors: Messrs. Zide (who serves as Chairman), Edgerley, Heppelmann, and Teich. The Finance Committee met two (2) times during fiscal year 2015.
The purpose of the Finance Committee is to (1) review potential transactions, including strategic investments, mergers, acquisitions, and divestitures, and oversee debt or equity financings, credit arrangements, investments, and other similar transactions as part of our business strategy, (2) make recommendations to the Board regarding material potential transactions, (3) approve non-material transactions without need for further Board action, (4) evaluate, and oversee policies governing, our capital structure, including dividend policies and share repurchases, consider events and actions that impact our capital structure, and make recommendations to the Board and our management with respect to borrowing and equity practices, (5) evaluate other financial strategies, such as our hedging policy, and special projects as brought to the Finance Committee by management, and (6) such other matters that are specifically delegated to the Finance Committee by the Board of Directors from time to time.

Nominating and Governance Committee
The Nominating and Governance Committee is currently comprised of four directors: Messrs. Campbell (who serves as Chairman), Edgerley, Peffer, and Pond. As of December 31, 2015, all of the members of the Nominating and Governance Committee are independent directors. The Nominating and Governance Committee met five (5) times during fiscal year 2015. A replacement for Mr. Campbell on this committee will be determined prior to the General Meeting, and will become effective at the General Meeting, subject to the voting results.
The Nominating and Governance Committee assists the Board by identifying individuals qualified to become members of the Board of Directors consistent with criteria set by the Board and to develop our corporate governance principles. This committee’s responsibilities include: (1) evaluating the composition, size, and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees, (2) establishing a policy for considering shareholder nominees for election to the Board, (3) evaluating and recommending candidates for election to the Board, (4) overseeing the performance and self-evaluation process of the Board and developing continuing education programs for our directors, and (5) reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes.
One of the goals of the Nominating and Governance Committee is to assemble a board of directors that offers a variety of perspectives, backgrounds, knowledge, and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements, and the long-term interests of our shareholders. We have a policy regarding age and length of term for our board members. To limit the impact of such a policy on the continuity of Board membership, we have a strategy for rotation of our directors, which we are in the process of implementing, and which we expect to continue to implement in the coming years.
The Nominating and Governance Committee generally will evaluate each candidate for election to the Board of Directors based on the extent to which the candidate contributes to the range of talent, skill, experience, and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, understanding of our industry and business, diversity, potential conflicts of interest, availability, independence of thought, and overall ability to represent the interests of our shareholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. The Nominating and Governance Committee may engage, for a fee, search firms to identify and assist it with identifying, evaluating, and screening candidates for the Board.
In evaluating candidates for election to the Board of Directors, the Nominating and Governance Committee and the Board seek the most qualified individuals based on the criteria and desired qualities described above and consider diversity in the following manner. We believe a diversity of professional backgrounds enhances the Board of Directors' performance of its leadership and oversight functions in that directors with a variety of professional experience and expertise will be able to view all of the different elements and aspects of our business from different critical viewpoints and ask questions and make proposals and decisions from a broader range of professional views. Such diversity enables a broader critical review of more aspects of our business, which we believe enhances, among other things, the Board’s oversight of our risk management processes.
The Nominating and Governance Committee will consider nominees that are recommended by shareholders for election or appointment to the Board, provided that a complete description of the nominees’ qualifications, experience, and background, together with a statement signed by each nominee in which he or she consents to act as such, accompanies the recommendations. Such recommendations should be submitted in writing to the attention of the Nominating and Governance Committee, Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703 and should not include self-nominations.
Attendance at Board and Committee Meetings
Each of our directors attended more than 75% of the total number of Board and committee meetings that such director was eligible to attend during fiscal year 2015.
Family Relationships
There are no familial relationships between any of our executive officers or directors.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has been an officer or employee of the Company, and none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other third-party entity that has one or more of its executive officers serving as a member of the Board of Directors or

Compensation Committee or any board committee of any of our subsidiaries. There are, and during fiscal year 2015 there were, no interlocking relationship between any of our executive officers and the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.
Report of the Audit Committee of the Board of Directors
In executing its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements with our management. The Audit Committee has also discussed with our independent auditor the overall scope and plans for their audits of the Company. Furthermore, the Audit Committee has discussed with our independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 16, "Communications with Audit Committees." In addition, the Audit Committee has received written disclosures and a letter from our independent auditor delineating all relationships between them and us, consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with them matters pertaining to their independence. The Audit Committee also considered whether the additional services unrelated to audit services performed by Ernst & Young during the fiscal year ended December 31, 2015 were compatible with maintaining their independence in performing their audit services. In addition, the Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC. The Audit Committee and Board of Directors have also recommended the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2016.
From the members of the Audit Committee of Sensata Technologies Holding N.V.:
Charles W. Peffer, Chairman
Michael J. Jacobson
Kirk P. Pond

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board of Directors has adopted a statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our General Counsel will then promptly communicate that information to the Audit Committee. No related person transaction will be consummated or will continue without the approval or ratification of the Audit Committee. If advance Audit Committee approval is not feasible, then the related person transaction shall be considered and may be ratified, modified, or terminated as the Audit Committee may determine at its next regularly scheduled meeting. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote involving a related person transaction in which they have an interest.
2006 Acquisition
On April 27, 2006, our indirect, wholly-owned subsidiary, Sensata Technologies B.V., completed the acquisition of the Sensors & Controls business from Texas Instruments Incorporated (the “2006 Acquisition”). In connection with the 2006 Acquisition, we entered into a number of agreements with related persons, including our indirect majority shareholders and members of our senior management. Certain of these agreements were amended and restated in connection with our initial public offering in March 2010. Such agreements are described below.
Investor Rights Agreement
We are party to the Amended and Restated Investor Rights Agreement, dated as of March 8, 2010 (the “Investor Rights Agreement”), with Sensata Investment Company S.C.A. (“Sensata Investment Co.”), our former principal shareholder, and Sensata Management Company S.A., the manager of Sensata Investment Co. The material terms of the Investor Rights Agreement that remain relevant as of December 31, 2015 are set forth below.
Indemnification. We have agreed to indemnify each holder of the securities covered by the Investor Rights Agreement for violations of federal or state securities laws by us or Sensata Investment Co. in connection with any registration statement, prospectus, or preliminary prospectus.
First Amended and Restated Management Securityholders Addendum for the Company Securities Plan
All of the ordinary shares of the Company granted to members of our management, including our executive officers, under the 2006 Securities Purchase Plan, are subject to the First Amended and Restated Management Securityholders Addendum—Dutchco Securities Plan (the “Company Securities Plan Addendum”).
Transfer Restrictions. Management securityholders may not transfer their securities except as follows:

•	Transfers to certain permitted transferees, including family members;

•	Transfers made in connection with drag along rights or tag along rights;

•	Transfers made in connection with the termination of such holder’s employment and the exercise of our option under the 2006 Purchase Plan or any award agreement; and

•
Transfers in any public offering in connection with such holder’s registration rights or, after an initial public offering, a transfer pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business.

The transfer restrictions terminate upon a change in control of our voting shares or a sale of all or substantially all of our assets.
First Amended and Restated Management Securityholders Addendum for the Company Option Plan
All of the options granted to members of our management, including our executive officers, under the 2006 Management Option Plan are subject to the First Amended and Restated Management Securityholders Addendum—Dutchco Option Plan (the “Company Option Plan Addendum”). The terms and conditions of the Company Option Plan Addendum are substantially the same as those of the Company Securities Plan Addendum as described above, except that the management securityholders’ rights and obligations under the Company Option Plan Addendum become effective only to the extent such holder’s options are exercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the ordinary shares of the Company by (1) each person known to us to beneficially own 5% or more of the ordinary shares of the Company; (2) each of the Named Executive Officers and directors as of December 31, 2015, and the current director nominee; and (3) all of our executive officers and directors as a group, which excludes the director nominee. All information is as of March 31, 2016, with the exception of the shares beneficially owned by the 5% beneficial owners, which is as of December 31, 2015.
The percentage of shares beneficially owned is based upon 178,562,449 legally issued ordinary shares according to Dutch law as of March 31, 2016, which includes 8,023,918 legally issued shares that we have repurchased but that have not been legally retired and 125,915 legally issued shares that have been forfeited but not yet legally retired, and in each case are not considered outstanding for accounting purposes.
Beneficial ownership is determined in accordance with the applicable rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Ordinary shares subject to options that are currently exercisable or exercisable within 60 days, and restricted securities that vest within 60 days, are deemed to be outstanding and beneficially owned by the person holding these options or securities for the purposes of computing the percentage ownership of that person and any group of which that person is a member. These ordinary shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to applicable community property laws.
The address for T Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The address for Janus Capital Management LLC is 151 Detroit Street, Denver, CO 80206. The address for Tesuji Partners, LLC is 118 West 57th Street, New York, NY, 10019.

Name	Ordinary Shares Beneficially Owned	Percentage of Outstanding Shares
5% Beneficial Owners
T Rowe Price Associates, Inc. (1)(6)(7)	18,715,164	10%
Capital Research Global Investors (2)(6)(7)	17,067,300	10%
The Vanguard Group, Inc (3)(6)	11,507,306	6%
Janus Capital Management LLC (4)(6)(7)	10,089,967	6%
Tesuji Partners, LLC (5)	8,910,110	5%
Directors, Director Nominee, and Named Executive Officers:
Martha Sullivan (8)	942,792	*
Paul Vasington (9)	28,140	*
Jeffrey Cote (10)	256,620	*
Steven Beringhause (11)	196,441	*
Martin Carter (12)	61,760	*
Paul Edgerley (13)	57,900	*
Beda Bolzenius (director nominee)	—	*
Lewis B. Campbell (14)	33,200	*
James E. Heppelmann (15)	7,900	*
Michael J. Jacobson (16)	94,900	*
Charles W. Peffer (17)	32,900	*
Kirk P. Pond (18)	46,400	*
Andrew Teich (19)	8,600	*
Thomas Wroe (20)	547,049	*
Stephen Zide (13)	57,900	*
All directors and executive officers as a group (15 persons)	2,419,373	1%
______________

*	Less than 1%

(1)
Beneficial ownership is as of December 31, 2015, and is based upon information derived from a Securities and Exchange Commission filing made by such person on Schedule 13G/A on February 9, 2016, pursuant to Rule 13d-1(b). Beneficial ownership includes 5,816,912 ordinary shares as to which such person has sole voting power and 18,715,164 ordinary shares as to which such person has sole dispositive power.

(2)
Beneficial ownership is as of December 31, 2015, and is based upon information derived from a Securities and Exchange Commission filing made by such person on Schedule 13G/A on February 16, 2016, pursuant to Rule 13d-1(b). Beneficial ownership relates entirely to ordinary shares as to which such person has sole voting and dispositive power.

(3)
Beneficial ownership is as of December 31, 2015, and is based upon information derived from a Securities and Exchange Commission filing made by such person on Schedule 13G/A on February 11, 2016, pursuant to Rule 13d-1(b). Beneficial ownership includes 133,746 ordinary shares as to which such person has sole voting power, 16,400 ordinary shares as to which such person has shared voting power, 11,352,968 ordinary shares as to which such person has sole dispositive power, and 154,338 ordinary shares as to which such person has shared dispositive power.

(4)
Beneficial ownership is as of December 31, 2015, and is based upon information derived from a Securities and Exchange Commission filing made by such person on Schedule 13G/A on February 16, 2016, pursuant to Rule 13d-1(b). Beneficial ownership includes 10,073,867 ordinary shares as to which such person has sole voting and dispositive power, and 16,100 ordinary shares as to which such person has shared voting and dispositive power.

(5)
Beneficial ownership is as of December 31, 2015, and is based upon information derived from a Securities and Exchange Commission filing made by such person on Schedule 13F on February 12, 2016. Beneficial ownership relates entirely to ordinary shares as to which such person has sole voting and dispositive power.

(6)	Reporting person is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(7)
For the purposes of the reporting requirements of the Securities Exchange Act of 1934, this reporting person is deemed to be a beneficial owner of such securities, however, this reporting person expressly disclaims beneficial ownership of these ordinary shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934.

(8)
Includes 877,462 options exercisable for ordinary shares, of which 132,577 options are included as they will become exercisable within 60 days of March 31, 2016. Also includes 31,300 restricted securities that will vest within 60 days of March 31, 2016.

(9)	Includes 28,140 options exercisable for ordinary shares, of which 16,478 options are included as they will become exercisable within 60 days of March 31, 2016.

(10)
Includes 160,135 options exercisable for ordinary shares, of which 72,442 options are included as they will become exercisable within 60 days of March 31, 2016. Also includes 15,600 restricted securities that will vest within 60 days of March 31, 2016.

(11)
Includes 164,115 options exercisable for ordinary shares, of which 35,828 options are included as they will become exercisable within 60 days of March 31, 2016. Also includes 8,300 restricted securities that will vest within 60 days of March 31, 2016.

(12)	Includes 40,522 options, which are included as they will become exercisable within 60 days of March 31, 2016. Also includes 8,900 restricted securities that will vest within 60 days of March 31, 2016.

(13)	Includes 57,900 options exercisable for ordinary shares.

(14)	Includes 33,200 options exercisable for ordinary shares.

(15)	Includes 7,900 options exercisable for ordinary shares.

(16)
Includes 57,900 options exercisable for ordinary shares and 32,000 ordinary shares held indirectly (8,000 ordinary shares held by PGE Management, 7,000 ordinary shares held by the reporting person's wife's IRA, and 17,000 shares held by the reporting person's IRA).

(17)	Includes 30,900 options exercisable for ordinary shares.

(18)	Includes 44,400 options exercisable for ordinary shares.

(19)	Includes 8,600 options exercisable for ordinary shares.

(20)	Includes 535,300 options exercisable for ordinary shares. Also includes 6,464 ordinary shares held indirectly by a trust established for the benefit of the reporting person's children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during fiscal year 2015. Our officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION
The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures that follow.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis section provides an overview of our executive compensation philosophy and how and why the Compensation Committee (the "Committee") arrives at specific compensation decisions and policies. The Committee's written charter is available on our website (www.sensata.com).
This Compensation Discussion and Analysis section describes the material elements of our compensation program for the executive officers listed in the Summary Compensation Table (collectively, the “Named Executive Officers”). Our Named Executive Officers and their principal positions for 2015 were the following:
Martha Sullivan, President & Chief Executive Officer ("CEO")
Paul Vasington, Executive Vice President, Chief Financial Officer ("CFO")
Jeffrey Cote, Executive Vice President, Sensing Solutions and Chief Operating Officer ("COO")(1)
Steven Beringhause, Executive Vice President, Performance Sensing and Chief Technology Officer ("CTO")(2)
Martin Carter, Senior Vice President, Sensing Solutions(3)
________________________
(1) Mr. Cote's role was expanded during 2015 to include responsibility for the Sensing Solutions Business
(2) Mr. Beringhause's role was expanded during 2015 to include Chief Technology Officer
(3) Mr. Carter resigned from his position as Senior Vice President, Sensing Solutions effective December 31, 2015
At Sensata, our business model is to create innovative, mission-critical products that are custom designed, which results in a long development and revenue cycle. The metrics for our compensation program are structured to align our executives’ key behaviors with this business model.

Objective	Strategy	Key Metric
Growing adjusted earnings per share ("Adjusted EPS") at a double digit pace	Closely manage revenues and costs of the business	Adjusted EPS
Win new business and grow organic revenue at a high single digit pace while growing margins	Carefully choose new programs for profitable growth	3-year Adjusted EPS
Deploy capital for shareholders	Complete high returning acquisitions and share repurchases	3-year return on invested capital ("ROIC"), 3-year Adjusted EPS
Our compensation program is structured to pay for performance and delivers rewards that encourage executives to balance both the short-term and the long-term interests of our shareholders. The majority of total compensation for our executives each year is pay at risk and comes in the form of variable cash and equity compensation. Variable cash is tied to our near-term execution of key metrics under our business plan that we believe will lead to long-term shareholder value, and the value of equity compensation is tied to our long-term performance. We believe our compensation program holds our executive officers accountable for our financial and operational performance.
2015 Say on Pay Vote and Response to Shareholders
We submitted our executive compensation program to an advisory vote of our shareholders at the 2015 Annual General Meeting of Shareholders, and it received the support of 98.2% of the votes cast. We engage in a dialogue with nearly all of our significant shareholders annually to understand their perspectives on our compensation program and other corporate governance topics. Taking into consideration these discussions with shareholders, we implemented the following changes to our compensation program.

Changes in 2015

•
Replaced individual scorecards with an Executive Scorecard for all non-CEO executives to drive alignment and collaboration on key business and strategic objectives: We are a highly matrixed and interdependent company. Creating one scorecard for the non-CEO executives aligns with our operating model. Individual bonus payouts were determined by scoring the Executive Scorecard, which evaluates performance against key business and strategic objectives, and applying that as a modifier against the Company's annual Adjusted EPS achievement.

•
Shifted long-term incentive compensation mix to increase emphasis on performance by increasing performance-based restricted stock units ("PRSUs") to a 50% weighting: To further align our compensation program with targeted performance metrics, as well as to accomplish our goals of attracting and retaining top talent, we adjusted the long-term incentive compensation mix to be granted in the form of 50% PRSUs, 35% stock options, and 15% time-based restricted stock units ("RSUs").

•
Added ROIC as a long-term incentive performance metric: Our 2015 PRSUs tie performance to both an earnings measure (Adjusted EPS) and a capital deployment measure (ROIC). This encourages our executives to make investment decisions that balance growth with financial returns.

The Committee will continue to consider and monitor shareholder feedback in its subsequent executive compensation decision-making.
Executive Summary
Highlights of our 2015 Business Results
The core of our executive compensation philosophy is pay for performance. Key accomplishments for 2015 include:

•	Providing increasing shareholder returns over the long term, translating into a 17.5% compound annual growth rate (“CAGR”) of our share price since our IPO in March 2010

•
Achieved another year of double-digit net revenue growth in 2015 of 23.5%, to a record $2.97 billion, up from $2.41 billion in 2014 (Net Revenue in 2015 increased at a 14.1% CAGR from Net Revenue of $1.54 billion in 2010)

•	Adjusted EPS(1) grew by 15.5% from $2.38 in 2014 to $2.75 in 2015 (Adjusted EPS in 2015 increased at a 9.2% CAGR from Adjusted EPS of $1.77 in 2010)

•	2015 ROIC(2) of 13%

•	Closed new business wins in 2015 worth an expected $390 million in future annual revenues (3)

•	Improved Sensata’s capital structure by refinancing outstanding term loans and senior notes to provide significant interest savings to the business and to increase financial flexibility

•
Acquisitions continue to strengthen Sensata’s business model. Completed the acquisition of the sensing portfolio of Custom Sensors & Technologies (4) which adds 10% to Sensata's overall revenue, expands our industrial and aerospace sensing market, and extends our secular growth opportunities

(1)
We define Adjusted EPS as Adjusted Net Income per diluted share. We define Adjusted Net Income as net income before certain restructuring and special charges, costs associated with financing and other transactions, deferred loss/gain on other hedges, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax (benefit)/expense, amortization of deferred financing costs, and other costs.

(2)
We define ROIC as Adjusted Earnings before Interest divided by Total Invested Capital. Adjusted Earnings before Interest is defined as net income before interest expense, net, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax (benefit)/expense, deferred (gain)/loss on other hedges, financing and other transaction costs, restructuring and special charges, and other costs. Total Invested Capital is defined as the trailing five quarter average of the sum of shareholders' equity, long-term debt, net deferred tax liabilities, and long-term capital lease and other financing obligations.

(3)	Future annual revenues calculated using average currency exchange rates for 2014

(4)	The acquisition of Custom Sensors & Technologies ("CST") included certain subsidiaries of Custom Sensors & Technologies Ltd. in the U.S., the U.K., and France, as well as certain assets in China.

In light of our performance as highlighted above and in keeping with our nature of setting stretch goals for our compensation plans, our Annual Incentive Bonus paid out at 61.3% of target for our CEO and 65.5% of target for our other Named Executive Officers ("NEOs"). Additionally, our PRSUs related to the performance period from January 1, 2013 to December 31, 2015 will vest at 100% of target for both the CEO and other NEOs.
Executive Compensation Philosophy and Objectives
Our philosophy in establishing compensation policies for our NEOs is to align “pay at risk” compensation with our strategic goals and growth objectives, while concurrently providing competitive compensation that enables us to attract and retain highly qualified executives.

The primary objectives of our compensation policies for our NEOs are listed in the table below:

Objectives		How We Meet Our Objectives
Attract and retain executive officers	●	Provide a competitive total pay package taking into account base salary, bonus, long-term incentives, and benefits
	●	Regularly evaluate our pay programs against that of our peer group
Reward outstanding personal performance	●	Annual adjustments to base salary take into account individual performance
	●	Annual long-term incentive awards are granted taking into consideration individual performance as well as role
Promote and reward the achievement of our long-term value-creation objectives	●	Provide a significant portion of each NEO’s total direct compensation in the form of variable compensation that is pay at risk
	●	Align our executive compensation with the long-term performance of the Company
	●	Tie vesting of PRSUs to the Company's Adjusted EPS & ROIC performance over a three-year period
	●	Administer plans to include three-year performance cycles on PRSUs, three year vesting schedule on time-based RSUs and four-year vesting schedules on stock options
Performance Accountability	●	Performance targets associated with our plans are based on stretch goals aligned with high growth expectations in support of our short- and long-term strategies
Align the interests of our NEOs with those of the Company and shareholders	●	Share ownership guidelines encourage alignment between long-term shareholder value and management decisions
	●	Annual and long-term incentive compensation comprise, on average, more than 75% of total direct compensation for our NEOs
Compensation Best Practices
The following table highlights the compensation best practices utilized by the Company:

	What We Do		What We Don't Do
✓	Link annual incentive compensation to the achievement of our objective pre-established performance goals	✗	No golden parachute excise tax gross-ups for executive officers upon a change-in-control
✓	Provide the majority of our 2015 long-term incentive compensation through vehicles linked to shareholder value-creation (PRSUs and stock options)	✗	Don't allow hedging or pledging of Company stock
✓	Apply robust minimum stock ownership guidelines	✗	No “single-trigger” change-of-control cash payments
✓	Maintain a claw-back policy	✗	No excessive perquisites
✓	Evaluate the risk of our compensation program
✓	Use an independent compensation consultant
Elements of Executive Compensation
Compensation Program Overview
Our Company offers the traditional compensation elements of base salary, bonus, long-term incentives, and limited perquisites and benefits. The balance among these components is established annually by the Committee and is designed to recognize past performance, retain key employees, and encourage future performance. When conducting its annual deliberations, the Committee reviews each component against both historical and recent comparative statistics as well as anticipated trends in compensation with comparisons to our peer group. The Committee also considers pay and employment conditions of other employees within the Company (internal pay equity) in determining executive compensation. The Committee believes that the design of our compensation program is appropriate and competitive.

Pay Mix
In alignment with our pay-for-performance philosophy, our total compensation pay mix for our executives is heavily weighted toward variable compensation which helps to align the interests of our executives with long-term value-creation and shareholder interests. Annual and long-term incentive compensation comprises 85% of total direct pay for our CEO and, on average, more than 75% of total direct compensation for our other NEOs.
Base Salary
The base salary for each NEO is based on that executive’s scope of responsibilities, taking into account the competitive market compensation paid by companies within our established peer group, to executives in similar positions. We believe that each of our executives' base salaries should generally be targeted around the market median of salaries paid to executives in similar positions, and with similar responsibilities, at comparable companies, as described in the section "Compensation Benchmarking and Survey Data."
Base salaries are reviewed by the Committee annually. Annual adjustments to an executive’s base salary take into account individual performance (based on achievement of pre-determined goals and objectives), market position of the individual’s current base salary versus our desired market positioning, our historical pay practices with respect to that position, affordability of any increase, and internal pay equity.
The following table outlines the 2014 and 2015 year ending base salaries for our NEOs, and the percentage increase in base salaries from 2014 to 2015:

Name	2014 Base Salary	2015 Base Salary	% Increase
Martha Sullivan	$725,004	$815,000	12.4%
Paul Vasington	$440,040	$451,041	2.5%
Jeffrey Cote	$535,608	$548,998	2.5%
Steven Beringhause	$420,000	$440,000	4.8%
Martin Carter	$404,112	$420,276	4.0%
Martha Sullivan’s salary increase reflects a market adjustment to bring Ms. Sullivan’s base salary to the competitive market median, in accordance with our compensation strategy of generally targeting the median of salaries paid to executives in similar positions at comparable companies.

Annual Incentive Bonus
Our NEOs participate in the executive annual incentive bonus program. Each year, we establish bonus targets for our executives based on the executive’s scope of responsibilities while taking into account the competitive market compensation paid by comparable companies to executives in similar positions. The annual incentive bonus is targeted at a level that, when combined with base salaries, yields total annual cash compensation that approximates the market median. For 2015, target annual incentive bonuses were established at the levels listed below:

Name	2015 Annual Incentive Bonus Target (as a % of base salary)
Martha Sullivan	125%
Paul Vasington	100%
Jeffrey Cote	100%
Steven Beringhause	100%
Martin Carter	60%
The annual incentive bonus was composed of two performance factors: 1) achievement of our Adjusted EPS growth goal and 2) achievement of business and strategic goals established in the performance scorecard. The performance against the pre-established goals outlined in the scorecard is determined by applying the percentage achievement against each weighted goal. This score is then applied as a modifier against the Adjusted EPS achievement.
In 2015, for the non-CEO executives, we replaced the individual scorecard component of our annual incentive bonus program with a combined Executive Scorecard. This design better aligns with our highly matrixed and interdependent structure. The CEO continues to have an individual scorecard that is evaluated by the full Board of Directors. In addition, the Committee may exercise negative discretion in determining final payouts.
This two prong design is intended to motivate executives to focus on the achievement of both financial and strategic priorities. Bonus payouts are calculated as follows:

Annual Incentive Bonus Target ($)	*	Achievement of Adjusted EPS Growth Goal Relative to Target (%)	*	Performance Score (%)	=	Annual Incentive Bonus Payout ($)
Adjusted EPS
For 2015, the Committee set the Adjusted EPS target at $3.00 (26% growth). The table below sets forth the Adjusted EPS growth goals and the related percentages of target payout for our executive officers, including the NEOs.

	Adjusted EPS Growth Goal	Percentage of Target Payout
Threshold	13%	25%
Hurdle	18%	50%
Target	26%	100%
Hurdle	28%	120%
Maximum	35%	200%
As reflected in the table above, the actual annual incentive bonus for our executive officers could have been less than or greater than their target annual incentive bonus, depending on the Company's overall financial performance and their performance score.
Actual Performance Against Adjusted EPS Growth Goal
For purposes of the 2015 Annual Incentive Bonus program, Adjusted EPS was calculated excluding share buybacks and excluding the CST acquisition. On this basis, our 2015 Adjusted EPS growth was 19%, which resulted in a 56% payout relative to target.
Performance Scorecard
In addition to our Adjusted EPS growth goal, the incentive plan provides for a modifier based on performance against a scorecard. The CEO as well as all other executives can receive a score between 0% - 150%. In order for the modifier to apply, Adjusted EPS achievement must be at or above threshold performance. The scorecards are developed each year and include measurable business and strategic goals that can be reviewed at the end of the year and objectively scored. The weightings of each goal can vary from year to year and may be different between the CEO and non-CEO executive scorecards. The purpose of the performance scorecard is to tie bonus payouts to the achievement of strategic imperatives that our executive management can impact. These goals align our executives' decisions with the execution of our strategic initiatives.
CEO Scorecard
At the end of the year, the Committee reviewed the CEO’s pre-set scorecard in light of her accomplishments and determined the resulting individual performance score. Summarized below is the CEO Scorecard along with the resulting CEO Performance Score as determined by the Committee.

	Below	Meets	Exceeds
Total Shareholder Return	✓
Net Revenue Growth		✓
Strategic Initiatives			✓
Acquisitions			✓
Team Development		✓
CEO Performance Score = 109.5%
Key Accomplishments

•	Provided increasing shareholder returns over the long term, translating into 17.5% CAGR since our IPO in March 2010

•	Generated free cash flow in 2015 of $356 million

•	Achieved $2.97 billion in revenue, up 23.5% from 2014

•	Closed new business wins in 2015 worth an expected $390 million in future annual revenues

•	Completed acquisition of CST’s sensing portfolio

•	Delivered over $850 million in annual Net Revenue in 2015 from 2014 acquisitions

•	2015 ROIC of 13%

•	Successfully filled all key roles through internal promotions and talent additions
Executive Scorecard
In 2015 we replaced individual Scorecards with an Executive Scorecard for the non-CEO executives. This change was made to drive strong alignment and collaboration among the executives on key business and strategic objectives. At the end of the year, the CEO assessed the Executive Scorecard against actual performance, determined the resulting performance score, and made recommendations to the Committee. Summarized below is the scorecard for our non-CEO executives along with the resulting Executive Performance Score as determined by the Committee.

	Below	Meets	Exceeds
Total Shareholder Return	✓
Free Cash Flow		✓
Strategic Initiatives			✓
Strategic Long-Term Growth			✓
Customer Delivery			✓
Organizational Development		✓
Executive Performance Score = 117.0%
Key Accomplishments

•	Improved Sensata’s capital structure by refinancing outstanding term loans and senior notes to provide significant interest savings to the business and to increase financial flexibility

•	Generated free cash flow in 2015 of $356 million

•	Delivered a record $2.35 billion in Net Revenue for the Performance Sensing business segment, representing 33.6% annual growth

•	Expanded our reach in industrial and aerospace sensing through the completion of the CST acquisition

•	Ongoing successful integrations of 2014 acquisitions (Wabash Technologies, Magnum Energy, DeltaTech Controls, and Schrader International)

•	Improved company operating cadence and metrics. Achieved on time delivery of 95%

•	Successfully filled all key roles through internal promotions and talent additions
2015 Annual Incentive Results
Based on the Company’s Adjusted EPS performance and Performance Scores, the table below shows the actual bonus results for our CEO at 61.3% of target and our other NEOs at 65.5% of target:

Name	Annual Incentive Bonus Target (%)	Annual Incentive Bonus Target	Achievement of Adjusted EPS Relative to Target	Performance Score	Annual Incentive Bonus Payout	2015 Annual Incentive Bonus Payout as a % of Target
Martha Sullivan	125%	$1,018,750	56%	109.5%	$624,698	61.3%
Paul Vasington	100%	$451,041	56%	117.0%	$295,522	65.5%
Jeffrey Cote	100%	$548,998	56%	117.0%	$359,704	65.5%
Steven Beringhause	100%	$440,000	56%	117.0%	$288,288	65.5%
Martin Carter	60%	$252,166	56%	117.0%	$165,219	65.5%
Equity Compensation
Equity compensation is granted to our executive officers and other key employees as a long-term, non-cash incentive. Our equity compensation structure is intended to accomplish the following main objectives:
•balance and align the interests of participants and shareholders;
•reward participants for demonstrated leadership and performance aimed towards the creation of shareholder value;
•increase equity holding levels of key employees;
•ensure competitive levels of compensation opportunity in line with our peer group; and
•assist in attracting, retaining, and motivating key employees, including the NEOs.
We primarily grant stock options, PRSUs, and RSUs under the Sensata Technologies Holding N.V. 2010 Equity Incentive Plan (the “2010 Equity Plan”), which was adopted in connection with our initial public offering, as the principal method of providing long-term incentive compensation. Prior to our initial public offering, we granted stock options to our executive officers under the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan (the “2006 Option Plan”), and we granted restricted securities to our executive officers under the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Securities Purchase Plan (the “2006 Purchase Plan”). It is expected that no further grants will be made under the 2006 Option Plan or the 2006 Purchase Plan.
2010 Equity Plan. The 2010 Equity Plan is administered by the Committee, provided that the Board of Directors may resolve that certain specified actions or determinations of the Committee shall require the approval of the Board. Under this plan, the Committee may grant stock options, stock appreciation rights, restricted securities, performance awards, other stock-based awards, other cash-based awards, and any combination thereof. Individuals eligible to participate include our officers, directors, employees, consultants, and advisors. An aggregate of 10,000,000 ordinary shares have been authorized for grants of awards under the plan, subject to adjustment in certain cases.
Awards granted under the 2010 Equity Plan are generally not transferable by the recipient of the award. Unless otherwise specified in an award agreement, in the event of a “change in control” (as defined in the 2010 Equity Plan), if a participant is terminated without “cause” (as defined in the 2010 Equity Plan) within 24 months thereafter, all of such participant’s options, restricted securities, and stock appreciation right ("SAR") awards under the 2010 Equity Plan will be considered 100% vested. Other than in the event of a change in control, and unless the Committee determines otherwise, if a participant ceases to be employed by the Company and its subsidiaries for any reason, then the portion of such participant’s awards that have not fully vested as of the termination date expire at such time. The portion of a participant’s awards that are not subject to vesting, or that have fully vested as of the termination date, expire (A) 60 days after the termination date if the participant ceases to be employed by the Company and its subsidiaries for any reason other than termination with “cause” or due to death or disability, (B) on the termination date if the participant’s employment is terminated with

“cause,” and (C) in the event the participant dies or suffers a disability, on the date that is six months after the date on which the participant’s employment ceases due to the participant’s death or disability.
Changes to the 2015 Long-Term Incentive ("LTI") Program
For 2015, to further align our long-term compensation incentives with targeted performance metrics, as well as to accomplish our goals of attracting and retaining top talent, we made the following changes to our LTI program:

•
Use of multiple long-term incentive performance metrics: beginning in 2015, our PRSU awards included both an earnings performance measure (Adjusted EPS) and a capital deployment performance measure (ROIC).

◦	The addition of the ROIC performance measure helps align our executives' long-term incentive compensation with our goal of efficient use of capital.

•	Adjusted the long-term incentive equity mix: 2015 awards were granted in the form of 50% PRSUs, 35% stock options, and 15% time-based restricted stock units.

◦	This new equity mix was designed to promote our compensation philosophy through the following objectives:

1.	Incentivize achievement of our targeted financial objectives (Adjusted EPS and ROIC goals must be met for PRSUs to fully vest);

2.	Incentivize achievement of continued total shareholder return (total shareholder return is required for the stock option awards to deliver any value to the executives); and

3.	Increase retentive value of equity awards (in order to vest in RSUs, the recipient must be continually employed at Sensata for the award vesting term).
2015 LTI Program
Our 2015 LTI program for the NEOs consisted of approximately 50% PRSUs, approximately 35% stock options and approximately 15% RSUs. The grant date values of 2015 LTI awards were as follows:

Executive	2015 LTI Grant Value
Martha Sullivan	$3,700,000
Paul Vasington	$1,000,000
Jeffrey Cote	$1,500,000
Steven Beringhause	$1,000,000
Martin Carter	$900,000
Stock Options
Stock options were granted on April 1, 2015 with an exercise price equal to $56.94, the fair market value of each underlying ordinary share as of the grant date, and are subject to time-based vesting with 25% vesting on each of the first four anniversaries of the grant date.
RSUs
Time-Based Restricted Stock Units were granted on April 1, 2015 with a fair market value of $56.94 as of the grant date, and are subject to cliff vesting on the third anniversary of the grant date.
PRSUs
The PRSUs were granted April 1, 2015 with a fair market value of $56.94 as of the grant date. The PRSUs are subject to cliff vesting on the third anniversary of the grant and the total number of units that vest is based on the achievement of our Adjusted EPS and ROIC targets for each of the years in the three-year period beginning on January 1, 2015 and ending on December 31, 2017.

As part of our increased emphasis on performance-based long-term incentives, we added ROIC to our PRSUs as a metric to encourage good capital deployment along with earnings growth. Adjusted EPS and ROIC targets for each of the years in the three-year performance period were set at the beginning of the performance period. At the end of each year in the performance period, the award agreement provides that our actual results will be measured against that year’s pre-established targets. Participants have the opportunity to "bank" one-third of the award, adjusted for performance, after each year, with banked portions subject to continued time vesting over the three-year period. The table below illustrates how the ultimate payout is calculated:

Adjusted EPS (1-year periods)
Percentage of Adjusted EPS Target Achieved	Year 1 Adjusted EPS	Banked Units	Year 2 Adjusted EPS	Banked Units	Year 3 Adjusted EPS	Banked Units
< 90%		0%		0%		0%
90%	Threshold	50%	Threshold	50%	Threshold	50%
100%	Target	100%	Target	100%	Target	100%
≥110%	Maximum	100%	Maximum	125%	Maximum	150%
	ROIC Modifier
	Percentage of ROIC Target	Modifier	Percentage of ROIC Target	Modifier	Percentage of ROIC Target	Modifier
	<100%	0.85	<100%	0.85	<100%	0.85
	100%-150%	1.00	100%-150%	1.00	100%-150%	1.00
	>150%	1.15	>150%	1.15	>150%	1.15

1/3 of the PRSUs granted	*	Banked Units % based on Adjusted EPS performance	*	ROIC Modifier	=	Banked Units in a given year
For example, if 3,000 PRSUs are granted, Year 1 Adjusted EPS is at 90% of target and ROIC is at 90% of target, the Year 1 banked portion would be equal to (1/3 * 3,000 PRSUs) * 50% * .85 which is equal to 425 banked units.
On the vesting date, the number of PRSUs that will vest is the greater of:

(1)	The cumulative number of banked units, or

(2)
If the actual Year 3 Adjusted EPS is greater than 100% of the Year 3 Adjusted EPS target and the Year 3 ROIC is greater than or equal to 100% of the Year 3 ROIC target, the product of the total units granted, the Year 3 banked units percentage based on Adjusted EPS, and the Year 3 ROIC modifier .

The percentage of units banked for each year within the three-year performance period will be interpolated on a straight line basis based on the chart above.
We believe this approach, to set annual Adjusted EPS targets within the three-year performance period, provides a direct link to our Adjusted EPS growth goals and strengthens our executives' incentives to achieving these goals.
2013 - 2015 PRSUs
In 2013 we changed the PRSU plan metric from Adjusted Net Income to Adjusted EPS to strengthen shareholder alignment. On April 5, 2016, 100% of the 2013 PRSUs vested based on the fact that our actual 2015 Adjusted EPS of $2.82 exceeded the Adjusted EPS target. The table below depicts our actual historical performance related to PRSUs granted in 2010, 2011, 2012, and 2013.

Sensata LTI Performance Plan History	2010	2011	2012	2013
Actual Performance	2012 ANI $337.4	2013 ANI $356.8	2014 ANI $410.3	2015 Adj. EPS $2.82
Vested %	50%	—%	—%	100%

2016 Compensation Highlight
On January 21, 2016, Jeffrey Cote and Steven Beringhause were each awarded a grant of performance options with a three-year performance period tied to the strategic reorganization of the company.
Retirement and Other Benefits
The NEOs are eligible to participate in the retirement and benefit programs as described below. The Committee reviews the overall cost to the Company of the various programs generally when changes are proposed. The Committee believes the benefits provided by these programs are important factors in attracting and retaining executive officers, including the NEOs.
All retirement plans provided for employees duplicate benefits provided previously to participants under plans sponsored by Texas Instruments and recognize prior service with Texas Instruments.
Pension Plan. As part of their post-employment compensation, Ms. Sullivan and Mr. Beringhause participate in the Sensata Technologies Employees Pension Plan. The benefits under this qualified benefit pension plan are determined using a formula based upon years of service and the highest five consecutive years of compensation. Texas Instruments closed this pension plan to participants hired after November 1997. Effective January 31, 2012, this plan was frozen, and as a result, future benefit accruals after this date have been eliminated. See “Pension Benefits” below for more information on the benefits and terms and conditions of this pension plan.
Supplemental Benefit Pension Plan. The Sensata Technologies Supplemental Benefit Pension Plan is a non-qualified benefit payable to participants that represents the difference between the vested benefit actually payable under the Sensata Technologies Employees Pension Plan at the time the participant’s benefit payment(s) commences under this supplemental pension plan and the vested benefit that would be payable under the Sensata Technologies Employees Pension Plan had there been no qualified compensation limit. Effective January 31, 2012, this plan was frozen, and as a result, future benefit accruals after this date have been eliminated.
401(k) Savings Plan. The NEOs are eligible to participate in our 401(k) savings plan on the same basis as all other eligible employees. The plan provides for an employer-matching contribution up to 4% of the employee's annual eligible earnings. Since 2009, the matching of employees’ contributions in our 401(k) savings plan has been discretionary and based on the financial performance of the Company. Ms. Sullivan and Messrs. Vasington, Cote, Beringhause, and Carter are participants in this plan.
In 2015, based on the judgment of our CEO with respect to our financial performance, we matched the contributions by employees on a dollar-for-dollar basis to our 401(k) savings plan as described above.
Health and Welfare Plans. We provide medical, dental, vision, life insurance, and disability benefits to all eligible non-contractual employees. The NEOs are eligible to participate in these benefits on the same basis as all other employees.
Post-Employment Medical Plan. In general, employees, including the NEOs, with 20 or more years of service, including time worked at Texas Instruments, are eligible for retiree health and dental benefits. Individuals hired on or after January 1, 2007, including Messrs. Cote, Carter, and Vasington, and individuals who retired from Texas Instruments are not eligible for retiree health and dental benefits. Ms. Sullivan and Mr. Beringhause are eligible for this plan.
Perquisites. In addition to the components of compensation discussed above, we offer perquisites to the NEOs in the form of financial counseling. See “Summary Compensation Table” below for a summary of the reportable perquisites for the NEOs.
Compensation Risk Controls
The following paragraph summarizes practices we have in place to mitigate risk for shareholders.

Stock Ownership Requirements
The Committee has adopted a policy that each NEO hold stock options, restricted securities, or other equity of the Company in an amount equal in value to at least a defined multiple of his or her base salary as follows: Ms. Sullivan, 4x salary; Messrs. Vasington, Cote, Beringhause and Carter, 3x salary.

Anti-hedging/Anti-pledging Policy	The Board of Directors approved an enhanced Insider Trading Policy that applies to all directors, officers and employees which clearly states that hedging and pledging are strictly prohibited.
Claw-back Policy
The Board of Directors approved a recoupment (“claw-back”) policy which gives the Committee the ability to claw-back officer bonuses or equity in the event of a restatement of our financial results due to misconduct.

Process and Procedure for Determining Executive Compensation
Role and Function of the Committee
The Committee is currently composed of three members of the Board of Directors: Kirk P. Pond, James E. Heppelmann, and Lewis B. Campbell. The Committee is responsible for reviewing and approving each element of compensation for the NEOs. The Committee also reviews our overall compensation philosophy and objectives on an annual basis. The Committee is also involved with risk review of our compensation policies and practices, and has concluded that our compensation program does not incentivize executives or employees to take actions that would result in a material adverse impact on the Company.
The Committee has the sole authority to retain and to terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The compensation consultant advises the Committee on all matters related to the compensation of the NEOs and assists the Committee in interpreting data provided by us, as well as additional data provided by the compensation consultant. The Committee retained Pearl Meyer & Partners ("PMP") as its independent consultant until October of 2014. During that period PMP advised on the setting of the 2015 compensation peer group. Beginning in November of 2014, the Committee engaged Frederic W. Cook & Co., Inc. ("FWC") as its compensation consultant. Since that time, FWC prepared materials for, and participated in, all Committee meetings. The Committee has the ability to hold an executive session with the compensation consultant during each meeting at which the consultant is present. No members of management are present at the executive sessions unless requested by the Committee.
The Committee makes an independent determination on all matters related to compensation of the NEOs. In making its determinations, the Committee may seek the views of the CEO on whether the existing compensation policies and practices continue to support our business objectives, the appropriateness of performance goals, the Company’s performance, and the contributions of the other NEOs to that performance.
The Committee may also consult with the Chief Human Resources Officer or other members of our Human Resources staff on matters related to the design, administration, and/or operation of our compensation program. The Committee has delegated administrative responsibilities for implementing its decisions on compensation and benefit related matters to the Chief Human Resources Officer, who reports directly to the Committee regarding the actions she has taken under this delegation.
In the selection of FWC as its new compensation consultant, the Committee considered the independence of FWC in light of SEC rules and NYSE listing standards. Specifically, the Committee considered the following factors: (i) other services provided to us by FWC; (ii) fees paid by us as a percentage of FWC’s total revenue; (iii) policies or procedures maintained by FWC that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultant(s) from FWC involved in the engagement and a member of the Committee; (v) any Company stock owned by FWC or the individual consultant(s) of FWC involved in the engagement; and (vi) any business or personal relationships between our executive officers and FWC or the individual consultant(s) involved in the engagement. The Committee concluded that FWC is independent under these rules and standards.
Role of Officers in Determining Compensation
The Chief Executive Officer, Chief Human Resources Officer, and Vice President, Total Rewards provide analysis and recommendations on compensation issues and attend Committee meetings as requested by members of the Committee. The Committee also meets in executive sessions without any executive officers present. All decisions related to the compensation of the NEOs are ultimately made by the Committee.
Compensation Benchmarking and Survey Data
As part of establishing the total compensation packages for our NEOs for 2015, the Committee reviewed compensation packages for executive officers holding comparable positions, based on similarity of job content, at comparable companies. In October 2014, PMP recommended a list of comparable companies for compensation comparisons primarily based on the following pre-defined selection criteria:

•	Industry, size, and financial profile

•	Companies with revenues approximately one-half to two times our annual revenues at the time the analysis was conducted (generally between $1.25 billion and $5.0 billion)

•	Companies with market capitalization approximately one-third to three times our market capitalization at the time the analysis was conducted (generally between $2.8 billion and $24.0 billion)

The list of comparable companies recommended by PMP (i.e. the peer group) was approved by the Committee in October 2014. One company was removed and two were added, compared to the prior year, for a total of 17 companies in the peer group. The 2015 peer group consisted of the following companies:

AMETEK, Inc.	Amphenol Corporation
Analog Devices, Inc.	Atmel Corporation
AVX Corporation	Curtiss-Wright Corporation
Fairchild Semiconductor International, Inc.	FLIR Systems, Inc.
Freescale Semiconductor, Ltd.	Gentex Corporation *
Moog Inc.	Regal Beloit Corporation
Roper Industries, Inc.	Skyworks Solutions Inc.
Trimble Navigation Limited*	Vishay Intertechnology, Inc.
Woodward, Inc.
*New to peer group
The Committee utilizes the peer group to provide context for its compensation decision making. The compensation paid by peer group companies to their respective executive officers does not factor into the Committee’s determination of the peer group. After the peer group companies were selected, FWC prepared and presented a report to the Committee summarizing comparisons of our NEO compensation to that of comparable executives within the 2015 peer group. Each of the elements of compensation (base salary, short-term incentive target, and long-term stock-based compensation award) is reviewed as part of this analysis and evaluation.
Employment Agreements, Change-In-Control Provisions, and One-Time Payments
We have employment agreements in place with each of our NEOs, and because each NEO is a U.S. resident, the employment agreements are with our primary U.S. operating subsidiary, Sensata Technologies, Inc. ("STI"). The agreements are for a one-year term, automatically renewing for successive additional one-year terms. The agreements provide for an annual base salary and eligibility to earn an annual incentive bonus in an amount equal to a certain percentage of his or her annual base salary, as previously described. Whether by express agreement, or by company policy and practice applying to all STI officers, if any NEO is terminated without “cause,” or if the NEO terminates his or her employment for “good reason” during the employment term, the NEO will be entitled to a severance payment equal to one year of his or her annual base salary plus an amount equal to the average of the NEO’s annual incentive bonus for the two years preceding his or her termination.
Ms. Sullivan entered into an amended and restated employment agreement as of January 1, 2013 that includes severance provisions of (i) a severance payment equal to two years of her then current base salary, (ii) an amount equal to the sum of the annual incentive bonus payments received in the two years preceding her termination, and (iii) continuation of her health and welfare benefits to run concurrently with her COBRA period.
Under the employment agreements, “cause” means one or more of the following: (i) the indictment for a felony or other crime involving moral turpitude or the commission of any other act or any omission to act involving fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers; (ii) any act or any omission to act involving dishonesty or disloyalty which causes, or in the good faith judgment of the Company’s Board of Directors would be reasonably likely to cause, material harm (including reputational harm) to the Company or any of its subsidiaries or any of their customers or suppliers; (iii) any (A) repeated abuse of alcohol or (B) abuse of controlled substances, in either case, that adversely affects the NEO’s work performance (and, in the case of clause (A), continues to occur at any time more than 30 days after the NEO has been given written notice thereof) or brings the Company or its subsidiaries into public disgrace or disrepute; (iv) the failure by the NEO to substantially perform duties as reasonably directed by the Company’s Board of Directors or the NEO’s supervisor(s), which non-performance remains uncured for 10 days after written notice thereof is given to the NEO; (v) willful misconduct with respect to the Company or any of its subsidiaries, which misconducts causes, or in the good faith judgment of the Company’s Board of Directors would be reasonably likely to cause, material harm (including reputational harm) to the Company or any of its subsidiaries; or (vi) any breach by the NEO of certain provisions of the employment agreements or any other material breach of the employment agreements, the 2006 Purchase Plan, the 2006 Option Plan, or the 2010 Equity Plan.
Under the employment agreements, “good reason” means the NEO resigns from employment with STI and its subsidiaries prior to the end of the term of his or her employment agreement as a result of one or more of the following reasons: (i) any reduction in base salary or bonus opportunity, without prior consent, in either case other than any reduction which (A) is generally applicable to senior leadership team executives of STI and (B) does not exceed 15% of the NEO’s base salary and bonus opportunity in the aggregate; (ii) any material breach by STI or any of its subsidiaries of any agreement with the NEO; (iii) a change in principal office, without prior consent, to a location that is more than 50 miles from the NEO’s principal office on the date hereof; (iv) delivery by STI of a notice of non-renewal of the term of the employment agreement; or (v) in the case of Ms. Sullivan’s agreements, a material diminution in job responsibilities, without prior consent; provided that any such reason was not cured by STI within 30 days after delivery of written notice thereof to STI; and further provided that, in each case, written notice of a NEO’s resignation with good reason must be delivered to STI within 30 days after the NEO has actual knowledge of the occurrence of any such event in order for the NEO’s resignation with good reason to be effective thereunder.
We believe that these agreements serve to maintain the focus of the NEOs and ensure that their attention, efforts, and commitment are aligned with maximizing our success. These agreements serve to minimize distractions involving executive management that might arise when the Board of Directors is considering possible strategic transactions involving a change in control and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction.
For more information regarding change-in-control arrangements, refer to “Potential Payments upon Termination or a Change in Control” below.
Risk Management and Assessment
In setting our compensation policies and practices, including the compensation of the NEOs, the Committee considers the risks to our shareholders and the achievement of our goals that may be inherent in such policies and practices. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” the Committee believes the compensation policies and practices that we have adopted are appropriately structured and are not reasonably likely to materially adversely affect the Company. In particular:

•
We believe that incentive programs tied to the achievement of our strategic objectives, financial performance goals, and specific individual goals appropriately provide executives, including the NEOs, and other employees the incentive to focus on delivering shareholder value.

•
A significant portion of variable compensation is delivered in equity (stock options, PRSUs and RSUs) with multi-year vesting. We believe that equity compensation helps reduce compensation risk by balancing financial and strategic goals against other factors management may consider to ensure long-term shareholder value is being sought.

•
We believe that stock ownership guidelines and vesting restrictions on equity awards serve as effective retention mechanisms and align the interests of employees, including the NEOs, with long-term shareholder value.

Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
From the members of the Compensation Committee of Sensata Technologies Holding N.V.:
Kirk P. Pond, Committee Chair
James E. Heppelmann
Lewis B. Campbell

Summary Compensation Table
The following table sets forth information required under applicable SEC rules about the compensation for the years ended December 31, 2015, 2014, and 2013 of (i) our CEO, (ii) our CFO, and (iii) the three most highly compensated other executive officers who were serving as officers on December 31, 2015 (collectively, the “NEOs” and each a NEO).

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Martha Sullivan, President and Chief Executive Officer	2015	792,501	2,405,089	1,415,044	624,698	57,938	89,514	5,384,784
	2014	718,753	1,100,235	2,319,239	757,629	228,609	75,938	5,200,403
	2013	700,000	1,002,539	2,117,745	700,000	—	77,946	4,598,230

Paul Vasington, Executive Vice President, Chief Financial Officer	2015	448,291	650,084	350,009	295,522	—	32,023	1,775,929
	2014	401,537	1,582,659	666,614	400,000	—	928,722	3,979,532

Jeffrey Cote, Executive Vice President, Sensing Solutions, Chief Operating Officer	2015	545,651	975,041	525,004	359,704	—	29,145	2,434,545
	2014	531,456	500,138	999,914	376,000	—	28,346	2,435,854
	2013	514,260	499,668	999,919	520,000	—	27,619	2,561,466

Steven Beringhause, Executive Vice President, Performance Sensing, Chief Technology Officer	2015	435,000	650,084	350,009	288,288	2,546	28,994	1,754,921
	2014	398,299	333,411	666,614	350,000	110,403	19,605	1,878,332
	2013	363,530	265,849	533,761	220,000	—	27,635	1,410,775

Martin Carter, Senior Vice President, Sensing Solutions	2015	416,235	585,059	315,013	165,219	—	23,983	1,505,509
	2014	398,844	283,432	566,613	170,000	—	13,414	1,432,303
	2013	376,035	285,067	566,049	190,000	—	14,160	1,431,311

(1)
Represents the aggregate grant date fair value of restricted stock units (i.e., PRSUs and RSUs) granted in the years ended December 31, 2015, 2014, and 2013 calculated in accordance with Accounting Standards Codification ("ASC") Topic 718, Stock Compensation ("ASC 718"). See Note 11, "Share Based Payment Plans," of our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015 for further discussion of the relevant assumptions used in calculating the grant date fair value. With respect to PRSUs granted in 2015, the number of securities that vest will depend on the extent to which certain performance criteria are met and could range between 0% and 172.5% of the number of units granted. With respect to PRSUs granted in 2014, the number of securities that vest will depend on the extent to which certain performance criteria are met and could range between 0% and 150% of the number of units granted.

(2)
Represents the aggregate grant date fair value of option awards granted in the years ended December 31, 2015, 2014, and 2013. See Note 11, "Share Based Payment Plans," of our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015 for further discussion of the relevant assumptions used in calculating the grant date fair value. Ms. Sullivan's 2015, 2014, and 2013 option awards include 7,040, 8,600, and 11,700 options, respectively, received in exchange for her service as an Executive Director on our Board.

(3)	Represents the annual incentive bonus awarded to each NEO. See “Compensation Discussion and Analysis-Elements of Executive Compensation-Annual Incentive Bonus” for more information.

(4)	Reflects the aggregate change in actuarial present value of accrued benefits under the Sensata Technologies Employees Pension Plan and the Supplemental Pension Plan.

(5)	The table below presents an itemized account of “All Other Compensation” provided to the NEOs, regardless of the amount and any minimal thresholds provided under the SEC rules and regulations.

Name	Fiscal Year	Financial Counseling ($)(1)	Insurance Premium Contributions ($)(2)	Matching Contributions to 401(k) Plan ($)	Director Payments ($)	Relocation ($)(3)	Sign-on Payment($)(4)	Total ($)
Martha Sullivan	2015	17,780	1,134	10,600	60,000	—	—	89,514
	2014	8,620	1,085	10,400	55,833	—	—	75,938
	2013	16,445	1,301	10,200	50,000	—	—	77,946

Paul Vasington	2015	20,218	1,205	10,600	—	—	—	32,023
	2014	—	1,057	10,400	—	507,265	410,000	928,722

Jeffrey Cote	2015	17,780	765	10,600	—	—	—	29,145
	2014	17,200	746	10,400	—	—	—	28,346
	2013	16,446	973	10,200	—	—	—	27,619

Steven Beringhause	2015	17,780	614	10,600	—	—	—	28,994
	2014	8,620	585	10,400	—	—	—	19,605
	2013	16,671	764	10,200	—	—	—	27,635

Martin Carter	2015	12,796	587	10,600	—	—	—	23,983
	2014	2,450	564	10,400	—	—	—	13,414
	2013	3,175	785	10,200	—	—	—	14,160

(1)	Represents payments made by us in connection with financial and legal counseling provided to the NEOs.

(2)
Represents payments made by us in respect of travel and accident insurance policies and premiums on behalf of each of the NEOs. The amounts also include payments made by us when an individual chooses to “opt-out” of our benefit plans. Opt-out dental payments were made in the amount of $75 to Ms. Sullivan for fiscal years 2015, 2014, and 2013. Opt-out medical and dental payments were made in the amount of $575 and $503 to Mr. Vasington for fiscal years 2015 and 2014, respectively.

(3)	Mr. Vasington was reimbursed for certain relocation expenses incurred with his move in connection with joining the Company in 2014.

(4)	Represents the sign-on payment awarded to Mr. Vasington in connection with his joining the Company in 2014.

Grant of Plan Based Awards Table
During fiscal year 2015, we granted restricted securities and stock options to our NEOs pursuant to the 2010 Equity Plan. Information with respect to each of these awards on a grant by grant basis is set forth in the table below. Also set forth below is information on the estimated annual incentive bonus payments awarded to each NEOs under our short-term incentive program.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(6)	All Other Option Awards: Number of Securities Underlying Options (#)(7)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(8)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Martha Sullivan	N/A	254,688	1,018,750	2,445,000
	4/1/2015				13,809	32,491	56,047	9,748			56.94
	4/1/2015								71,272	56.94	18.17
	6/1/2015								7,040	55.27	17.05
Paul Vasington	N/A	112,760	451,041	1,082,498
	4/1/2015				3,732	8,782	15,149	2,635			56.94
	4/1/2015								19,263	56.94	18.17
Jeffrey Cote	N/A	137,250	548,998	1,317,595
	4/1/2015				5,598	13,172	22,722	3,952			56.94
	4/1/2015								28,894	56.94	18.17
Steven Beringhause	N/A	110,000	440,000	1,056,000
	4/1/2015				3,732	8,782	15,149	2,635			56.94
	4/1/2015								19,263	56.94	18.17
Martin Carter	N/A	63,041	252,166	605,198
	4/1/2015				3,359	7,904	13,634	2,371			56.94
	4/1/2015								17,337	56.94	18.17

(1)
The threshold, target and maximum awards were established under our annual incentive bonus program. See “Compensation Discussion and Analysis—Elements of Executive Compensation–Annual Incentive Bonus” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Threshold amounts were determined based on 25% of the 2015 bonus target for each NEO.

(3)	Target amounts were determined based on 2015 annual base salary for each NEO.

(4)
The maximum payment amount under our annual incentive bonus program is 2x the target amount times a multiplier based on scorecard performance, which can range from 0% to 150%, subject to a cap of 240%.

(5)
Represents performance-based restricted securities awarded to the NEOs pursuant to the 2010 Equity Plan. For more information on the determination of the threshold and maximum please refer to the section Compensation Program Overview - 2015 LTI Program - PRSUs.

(6)	Represents RSUs awarded to the NEOs pursuant to the 2010 Equity Plan.

(7)	Represents stock options awarded to the NEOs pursuant to the 2010 Equity Plan.

(8)
Represents the grant-date fair value per option or unit calculated in accordance with ASC 718. Refer to Note 11, “Share-Based Payment Plans,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015 for the method of calculation and assumptions used.

Outstanding Equity Awards at Year End Table
The table below sets forth certain information regarding outstanding equity awards held by each NEOs as of December 31, 2015.

		Option Awards(1)				Stock Awards(2)
								Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(4)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martha Sullivan	5/15/2006	211,276	—	6.99	5/15/2016	—	—	—	—
	9/4/2009	200,000	—	14.80	9/4/2019	—	—	—	—
	4/1/2011	95,500	—	35.01	4/1/2021	—	—	—	—
	4/1/2012	80,325	26,775	33.48	4/1/2022	—	—	—	—
	4/5/2013	99,000	99,000	32.03	4/5/2023	31,300	1,441,678	—	—
	5/24/2013	11,700	—	34.54	5/24/2023	—	—	—	—
	4/1/2014	38,484	115,455	43.16	4/1/2024	—	—	25,492	1,174,162
	6/6/2014	8,600	—	44.20	6/6/2024	—	—	—	—
	4/1/2015	—	71,272	56.94	4/1/2025	9,748	448,993	32,491	1,496,535
	6/1/2015	—	7,040	55.27	6/1/2025	—	—	—	—

Paul Vasington	2/14/2014	—	—	—	—	30,800	1,418,648	—	—
	4/1/2014	11,662	34,987	43.16	4/1/2024	—	—	7,725	355,814
	4/1/2015	—	19,263	56.94	4/1/2025	2,635	121,368	8,782	404,499

Jeffrey Cote	4/1/2011	18,843	—	35.01	4/1/2021	—	—	—	—
	4/1/2012	68,850	22,950	33.48	4/1/2022	—	—	—	—
	4/5/2013	—	49,550	32.03	4/5/2023	15,600	718,536	—	—
	4/1/2014	—	52,480	43.16	4/1/2024	—	—	11,588	533,743
	4/1/2015	—	28,894	56.94	4/1/2025	3,952	182,029	13,172	606,702

Steven Beringhause	9/4/2009	50,000	—	14.80	9/4/2019	—	—	—	—
	4/1/2011	21,800	—	35.01	4/1/2021	—	—	—	—
	4/1/2012	18,375	6,125	33.48	4/1/2022	—	—	—	—
	4/5/2013	26,450	26,450	32.03	4/5/2023	8,300	382,298	—	—
	4/1/2014	11,662	34,987	43.16	4/1/2024	—	—	7,725	355,814
	4/1/2015	—	19,263	56.94	4/1/2025	2,635	121,368	8,782	404,499

Martin Carter	4/1/2012	—	12,250	33.48	4/1/2022	—	—	—	—
	4/5/2013	—	28,050	32.03	4/5/2023	8,900	409,934	—	—
	4/1/2014	—	29,739	43.16	4/1/2024	—	—	6,567	302,476
	4/1/2015	—	17,337	56.94	4/1/2025	2,371	109,208	7,904	364,058

(1)	Represents stock options issued to the NEOs pursuant to the 2006 Option Plan or the 2010 Equity Plan.

(2)	Represents RSUs and PRSUs issued to the NEOs pursuant to the 2010 Equity Plan.

(3)	Represents the per share exercise price for such options.

(4)
The options, RSUs and PRSUs granted to the NEOs are subject to time-based and/or performance-based vesting conditions. The option awards granted in 2006 and 2009 are divided into three tranches. The first tranche is subject to time vesting and vests over a period of five years. The second and third tranches are subject to the same time vesting as the first tranche and the completion of a liquidity event that results in specified returns on the Sponsors’ investment. During the three months ended September 30, 2009, we amended the 2006 Option Plan to change the performance measure of Tranche 3 options to that of the Tranche 2 options. In effect, Tranche 3 options were converted to Tranche 2 options. The liquidity event was achieved in connection with our initial public offering in March 2010.

The vesting conditions are as follows:

Date of Grant	Type of Award	Vesting Schedule
May 15, 2006	Options	40% on May 15, 2008 and 20% on May 15, 2009, 2010, and 2011
September 4, 2009	Options	20% on September 4, 2010, 2011, 2012, 2013, and 2014
April 1, 2011	Options	25% on April 1, 2012, 2013, 2014, and 2015
April 1, 2012	Options	25% on April 1, 2013, 2014, 2015, and 2016
April 5, 2013	Options	25% on April 5, 2014, 2015, 2016, and 2017
April 5, 2013	Restricted Securities	April 5, 2016, based upon satisfaction of Adjusted EPS targets. It has been determined that the targets were met and the award vested at 100%
May 24, 2013	Options	100% on May 24, 2014
February 14, 2014	Restricted Securities	100% on February 14, 2017
April 1, 2014	Options	25% on April 1, 2015, 2016, 2017, and 2018
April 1, 2014	Restricted Securities	April 1, 2017 based upon satisfaction of Adjusted EPS targets
June 6, 2014	Options	100% on June 6, 2015
April 1, 2015	Options	25% on April 1, 2016, 2017, 2018, and 2019
April 1, 2015	Restricted Securities	April 1, 2018 based upon satisfaction of Adjusted EPS & ROIC targets
April 1, 2015	Restricted Securities	100% on April 1, 2018
June 1, 2015	Options	100% on June 1, 2016
Equity Compensation Plan Information
The following table describes certain information regarding our equity compensation plans as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,360,684	$32.89	6,503,239
Equity compensation plans not approved by security holders	—	$—	—
Option Exercises and Stock Vested Table
The following table shows the number of ordinary shares acquired by the NEOs upon the exercise of options and the vesting of restricted securities during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Martha Sullivan	200,000	9,137,028	—	—
Paul Vasington	—	—	—	—
Jeffrey Cote	200,000	5,471,451	113,000	5,204,780
Steven Beringhause	—	—	—	—
Martin Carter	148,337	3,765,849	—	—

(1)
The value realized on exercise for option awards is calculated as the number of options exercised multiplied by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	The value realized on vesting for stock awards is based on the closing price of our ordinary shares on the New York Stock Exchange on the vesting date.
Non-Qualified Deferred Compensation
None of our NEOs participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Pension Benefits
The following table describes the estimated actuarial present value of accrued retirement benefits through the end of fiscal year 2015 for the NEOs. As described in the following table, Ms. Sullivan and Mr. Beringhause are eligible to participate in the Sensata Technologies Employees Pension Plan and Supplemental Pension Plan.
See Note 10, “Pension and Other Post-Retirement Benefits,” of our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015 for a discussion of the relevant assumptions and valuation methods used for the present value calculations presented in the table below.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year ($)
Martha Sullivan	Employees Pension Plan	26	831,149	—
	Supplemental Pension Plan	26	2,290,208	—
Paul Vasington	—	—	—	—
Jeffrey Cote	—	—	—	—
Steven Beringhause	Employees Pension Plan	22	548,463	—
	Supplemental Pension Plan	22	389,985	—
Martin Carter	—	—	—	—

(1)
The number of years of credited service under the plan was frozen as of January 31, 2012. Credited service began on the date the officer became eligible to participate in the plan. Eligibility to participate began on the earlier of 18 months of employment or January 1 following the completion of one year of employment. Accordingly, each of Ms. Sullivan and Mr. Beringhause has been employed by Texas Instruments, prior to the 2006 Acquisition, or by us, since the 2006 Acquisition, for longer than the years of credited service shown above. In effect, the actual number of years of service of each officer who participates in the plan is more than his or her credited years of service.

(2)
The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by us for financial reporting purposes except that a NEO’s retirement is assumed (in accordance with SEC rules) for purposes of this table to occur at age 65 and no assumption for termination prior to that date is used and the benefit is assumed to be paid in a lump sum of the amount shown. The amount of the present value of the accumulated pension benefit as of December 31, 2015 is determined using a discount rate assumption of 3.10%.

Sensata Technologies Employees Pension Plan
The Sensata Technologies Employees Pension Plan is a qualified defined benefit pension plan. See “Compensation Discussion and Analysis—Elements of Executive Compensation–Retirement and Other Benefits-Pension Plan” for a discussion of the origin and purpose of the plan. A plan participant is eligible for normal retirement under the terms of the plan if he or she is at least 65 years of age with one year of credited service. A participant is eligible for early retirement if he or she is at least 55 years of age with 20 years of credited service or 60 years of age with five years of credited service. As of December 31, 2015, Martha Sullivan is eligible for early retirement under this plan. None of the NEOs participating in the plan are currently eligible for normal retirement.
A participant may request payment of his or her accrued benefit at termination or any time thereafter. Participants may choose a lump sum payment or one of six forms of annuity. In order of largest to smallest periodic payment, the forms of annuity are: (i) single life annuity, (ii) 5-year certain and life annuity, (iii) 10-year certain and life annuity, (iv) qualified joint and 50% survivor annuity, (v) qualified joint and 75% survivor annuity, and (vi) qualified joint and 100% survivor annuity. If the participant does not request payment, he or she will begin to receive benefits in April of the year after he or she reaches the age of 70 1/2 in the form of annuity as required under the Internal Revenue Code.

A participant’s benefit calculation includes compensation from, but is not limited to, salary, bonus, and any overtime premiums, performance premiums, and elective deferrals, if applicable.
The pension formula for the plan is intended to provide a participant with an annual retirement benefit equal to 1.5 percent multiplied by the product of (i) years of credited service and (ii) the average of the five highest consecutive years of his or her base salary, plus bonus up to a limit imposed by the Internal Revenue Service, less a percentage (based on his or her year of birth, when he or she elects to retire, and his or her years of service with Texas Instruments and Sensata) of the amount of compensation on which the participant’s social security benefit is based.
If an individual takes early retirement and chooses to begin receiving his or her annual retirement benefit at that time, such benefit is reduced by an early retirement factor. As a result, the annual benefit is lower than the one he or she would have received at age 65.
If the participant’s employment terminates due to disability, the participant may choose to receive his or her accrued benefit at any time prior to age 65. Alternatively, the participant may choose to defer receipt of the accrued benefit until reaching age 65 and then take a disability benefit. The disability benefit paid at age 65 is based on salary and bonus, the years of credited service the participant would have accrued to age 65 had the participant not become disabled, and the participant’s disabled status.
The benefit payable in the event of death is based on salary and bonus, years of credited service, and age at the time of death, and may be in the form of a lump sum or annuity at the election of the beneficiary. The earliest date of payment is the first day of the second calendar month following the month of death.
Leaves of absence are credited to years of service under both the qualified and non-qualified pension plans.
Sensata Technologies Supplemental Benefit Pension Plan
The Sensata Technologies Supplemental Benefit Pension Plan is a non-qualified benefit plan. A participant’s benefit under this plan is calculated using the same formula as described above for the Sensata Technologies Employees Pension Plan. However, the Internal Revenue Service limit on the amount of compensation on which a qualified pension benefit may be calculated does not apply. Additionally, the Internal Revenue Service limit on the amount of qualified benefit the participant may receive does not apply to this plan. Once this non-qualified benefit amount has been determined using the formula described above, the individual’s qualified benefit is subtracted from it. The resulting difference is multiplied by an age-based factor to obtain the amount of the lump sum benefit payable to an individual under this non-qualified plan.
Benefits will be distributed subject to the requirements of Section 409A of the Internal Revenue Code. Unless otherwise elected prior to January 1, 2008, benefits will be paid in the form of a lump sum no later than the fifteenth day of the third calendar month following termination of employment.
If a participant’s employment is terminated due to disability, distribution is governed by Section 409A of the Internal Revenue Code as discussed above, and the disability benefit will be paid in the form of a lump sum no later than the fifteenth day of the third calendar month following disability.
In the event of death, payment is based on salary and bonus, years of credited service, and age at the time of death and will be in the form of a lump sum. The date of payment is no later than the fifteenth day of the third calendar month following the month of death.
Balances in this plan are unsecured obligations of the Company.
Pension Freeze
Effective January 31, 2012, STI froze its pension plans. We will continue to make contributions to the plans to maintain the required funding levels. For further discussion of our pension plans, refer to Note 10, “Pension and Other Post-Retirement Benefits,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015. As a result of these changes, the amounts shown in the Summary Compensation Table for these benefits will increase with interest and would change as a result of a change in the discount rate used for the calculations.

Potential Payments upon Termination or a Change in Control
On April 6, 2016 Martin Carter voluntarily terminated from the Company without "good reason." He received base pay and his 2015 annual incentive bonus according to the terms of his employment agreement. Mr. Carter's 2015 annual incentive bonus payout can be found under the section titled "2015 Annual Incentive Results."
The table below summarizes the compensation payable to each of the NEOs in the event that either (1) we terminate his or her employment with us without cause or (2) such officer resigns for good reason. The table reflects amounts payable to the NEOs assuming his or her employment terminated on December 31, 2015.

Name	Type of Payment	Termination Without Cause or Resignation for Good Reason($)(1)	Termination Without Cause or Resignation for Good Reason After Change in Control($)(2)
Martha Sullivan	Base Salary	1,630,000	1,630,000
	Bonus	1,457,629	1,457,629
	Accelerated Vesting	—	2,060,617
	Health & Welfare Benefits	18,899	18,899
	Total	3,106,528	5,167,145

Paul Vasington	Base Salary	451,041	451,041
	Bonus	200,000	200,000
	Accelerated Vesting	—	101,462
	Health & Welfare Benefits	—	—
	Total	651,041	752,503

Jeffrey Cote	Base Salary	548,998	548,998
	Bonus	448,000	448,000
	Accelerated Vesting	—	1,136,089
	Health & Welfare Benefits	21,757	21,757
	Total	1,018,755	2,154,844

Steven Beringhause	Base Salary	440,000	440,000
	Bonus	285,000	285,000
	Accelerated Vesting	—	549,608
	Health & Welfare Benefits	20,141	20,141
	Total	745,141	1,294,749

Martin Carter	Base Salary	420,276	420,276
	Bonus	180,000	180,000
	Accelerated Vesting	—	633,890
	Health & Welfare Benefits	22,102	22,102
	Total	622,378	1,256,268

(1)	Salary and bonus amounts payable to the CEO would be paid in 24 monthly installments. Salary and bonus amounts payable to all other NEOs would be paid in 12 monthly installments.

(2)
A change in control, without a termination of employment, will not trigger any severance payments. Any payments or equity due under the terms of the 2010 Equity Plan upon a change in control and subsequent termination of employment without cause or resignation for good reason (as defined in the relevant employment agreement), are included in the “Termination Without Cause or Resignation for Good Reason After Change in Control” column of this table. Refer to "Change in Control" below for definitions of change in control under the 2006 Option Plan and the 2010 Equity Plan. All executive agreements contain customary non-compete and non-solicit agreements which are triggered upon a termination due to a "Change in Control."

Termination without cause or resignation for good reason. Pursuant to the terms of the employment agreements and company practice, if any of our NEOs other than Ms. Sullivan is terminated by us without “cause,” or if such NEO terminates his or her employment with us for “good reason” (as those terms are defined in the agreement) during the employment term, the NEO will be entitled to (i) a severance payment equal to one year of his or her annual base salary rate, (ii) an amount equal to the average of the NEO’s annual bonus for the two years preceding his or her termination, and (iii) continuation of his or her health and welfare benefits for a period of one year after his or her termination. If Ms. Sullivan is terminated by us without “cause,” or Ms. Sullivan terminates her employment with us for “good reason” (as those terms are defined in Ms. Sullivan employment agreement) during her employment term, Ms. Sullivan will be entitled to (i) a severance payment equal to two years at her base salary, (ii) an amount equal to the bonus payments Ms. Sullivan received in the two years preceding her termination, and (iii) continuation of her health and welfare benefits to run concurrently with her COBRA period.
Termination with cause, resignation without good reason. If any of our NEOs is terminated by us with “cause,” or if such NEO terminates his or her employment with us without “good reason,” the NEO will be entitled to (i) his or her base salary through the date of termination and (ii) any bonus amounts to which he or she is entitled prior to the date of termination.
Change in Control. Pursuant to the terms of the 2006 Option Plan, options held by the NEOs will be considered 100% vested upon consummation of a “change in control.” “Change in control” is defined in the 2006 Option Plan as (i) any transaction or series of transactions in which the Sponsors (whether by merger, sale of securities, recapitalization, or reorganization) dispose of or sell more than 50% of the total voting power or economic interest in the Company or in Sensata Investment Co. to one or more independent third parties, and (ii) a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; provided that, in the case of clause (i) above, such transaction only constitutes a change in control if it results in the Sponsors ceasing to have the power (whether by ownership of voting securities, contractual right or otherwise), collectively, to elect a majority of the Board of Directors. A change in control does not result in any cash payments.
Pursuant to the terms of the 2010 Equity Plan, in the event of a “change in control” of the Company, if a participant in the plan is terminated without “cause” within 24 months thereafter, all of such participant’s options under the 2010 Equity Plan will be considered 100% vested. “Change in control” is defined in the 2010 Equity Plan as (i) any transaction or series of transactions in which any person (whether by merger, sale of securities, recapitalization, or reorganization) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power in the Company, (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and (iv) a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis. Under the 2010 Equity Plan, “cause” generally refers to the meaning of that term in a person’s employment agreement.
Compensation of Directors
In connection with the completion of our initial public offering in March 2010, we adopted a compensation policy with respect to our directors. Pursuant to that policy, each of our executive directors and non-executive directors receives an annual fee. As approved by our shareholders at the Annual General Meeting of Shareholders on May 22, 2014, the annual fee is in the amount of $60,000. The Chairman of the Board receives an annual fee in the amount of $120,000. Audit Committee members receive an additional annual fee of $10,000, Compensation Committee members receive an additional annual fee of $5,000 and Nominating and Governance and Finance Committee members receive an additional annual fee of $4,000. Chairs of committees receive the following annual fees (in addition to the committee membership fees noted in the previous sentence): $10,000 for the chair of the Audit Committee, $5,000 for the chair of the Compensation Committee, and $4,000 for the chair of the Nominating and Governance and the Finance Committees. We also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with their service on the Board of Directors and committees thereof.
In addition, our director compensation policy provides that each new director elected or appointed to the Board of Directors is granted an initial stock option award equal to a grant-date fair value of approximately $120,000, calculated in accordance with ASC 718. Each director re-elected to the Board of Directors also receives a stock option award equal to a grant-date fair value of approximately $120,000, and as approved by our shareholders on May 22, 2013, the Chairman of the Board receives a stock option award equal to a grant-date fair value of $150,000, both calculated in accordance with ASC 718. Our directors are eligible to receive other equity-based awards when and as determined by the Compensation Committee.
Upon the recommendation of the Compensation Committee, and in accordance with the policy described above, on June 1, 2015 the Board of Directors granted 7,040 stock options under the 2010 Equity Plan to each of our directors, excluding the Chairman, who received 8,800 stock options. The exercise price of the options is $55.27, the fair market value of each underlying ordinary share as of the date of grant. 100% of the options vest after one-year.

We granted the stock options to our directors in order to better align directors’ incentives with the goal of increasing value for our shareholders.
In July 2012, the Board of Directors authorized the modification of all outstanding director awards to change the period in which the options expire after termination of the director's service with us. Whereas previously director awards expired 60 days after termination, this modification provided that these awards do not expire until the original expiration date of the option, regardless of whether termination of service had occurred.
The table below sets forth the total compensation paid to our non-executive directors in fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Paul Edgerley (2)	102,333	150,040	252,373
Lewis Campbell (3)	73,000	120,032	193,032
James Heppelmann (4)	68,333	120,032	188,365
Michael J. Jacobson (5)	70,000	120,032	190,032
John Lewis (6)	25,000	—	25,000
Charles W. Peffer (7)	84,000	120,032	204,032
Kirk Pond (8)	84,000	120,032	204,032
Andrew Teich (9)	63,333	120,032	183,365
Thomas Wroe (10)	85,000	120,032	205,032
Stephen Zide (11)	66,667	120,032	186,699

(1)
Represents the grant-date fair value calculated in accordance with ASC 718. Refer to Note 11, “Share-Based Payment Plans,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2015 for the method of calculation and assumptions used.

(2)
This director was appointed Chairman of the Board on May 21, 2015. Fees earned in 2015 were prorated to reflect this appointment. As of December 31, 2015, this director had 66,700 options outstanding, including 57,900 that were exercisable.

(3)	As of December 31, 2015, this director had 40,240 options outstanding, including 33,200 that were exercisable.

(4)	As of December 31, 2015, this director had 14,940 options outstanding, including 7,900 that were exercisable.

(5)
As of December 31, 2015, this director had 64,940 options outstanding, including 57,900 that were exercisable, and beneficially owned 37,000 ordinary shares, including 32,000 ordinary shares that were held indirectly.

(6)	Mr. Lewis was no longer a director after the 2015 Annual General Meeting of Shareholders, held in May 2015.

(7)	As of December 31, 2015, this director had 37,940 options outstanding, including 30,900 that were exercisable, and beneficially owned 2,000 ordinary shares, which were directly owned.

(8)	As of December 31, 2015, this director had 51,440 options outstanding, including 44,400 that were exercisable, and beneficially owned 2,000 ordinary shares, which were directly owned.

(9)	As of December 31, 2015, this director had 15,640 options outstanding, including 8,600 that were exercisable.

(10)
This director stepped down as Chairman of the Board effective on May 21, 2015. Fees earned in 2015 were prorated to reflect this change. As of December 31, 2015, this director had 542,340 options outstanding, including 535,300 options that were exercisable, and beneficially owned 11,749 ordinary shares, including 6,464 ordinary shares that were held indirectly.

(11)	As of December 31, 2015, this director had 64,940 options outstanding, including 57,900 that were exercisable.

EXECUTIVE OFFICERS
Set forth below are the name, age, position and a description of the business experience of each of our executive officers:

Name	Age	Position(s)
Martha Sullivan	59	President and Chief Executive Officer
Paul Vasington	50	Executive Vice President and Chief Financial Officer
Jeffrey Cote	49	Executive Vice President, Sensing Solutions and Chief Operating Officer
Steven Beringhause	50	Executive Vice President, Performance Sensing and Chief Technology Officer
Allisha Elliott	45	Senior Vice President, Chief Human Resources Officer
Please see “PROPOSAL 1—ELECTION OF DIRECTORS” above for a description of Ms. Sullivan’s business experience.
Paul Vasington was appointed Executive Vice President and Chief Financial Officer by the Board of Directors in February 2014. Mr. Vasington has diverse financial and managerial experience, most recently with Honeywell International Inc. from 2004 to 2014. He most recently served as Vice President and Chief Financial Officer of Honeywell Aerospace from 2012 to 2014. Previously, he served as Vice President and Chief Financial Officer of Honeywell Performance Materials and Technologies from 2009 to 2012 and as Vice President and Chief Financial Officer of Honeywell Security from 2006 to 2009. Prior to joining Honeywell, Mr. Vasington held finance leadership roles at Crane Co. and Fortune Brands, Inc. Mr. Vasington began his career at Price Waterhouse.
Jeffrey Cote has served as Chief Operating Officer since July 2012. In November 2015, in addition to his role as Chief Operating Officer, he was named Executive Vice President, Sensing Solutions. He served as Executive Vice President and Chief Administrative Officer from January 2011 through July 2012, and previously served as Executive Vice President and Chief Financial Officer since our initial public offering. Mr. Cote assumed the role of Interim Chief Financial Officer following Robert Hureau's resignation in April 2013, and served in that role until Paul Vasington's appointment as Chief Financial Officer in February 2014. Mr. Cote served as Senior Vice President and Chief Financial Officer of STI from January 2007 through July 2007, and Executive Vice President and Chief Financial Officer of STI from July 2007 through our initial public offering. From March 2005 to December 2006, Mr. Cote was Chief Operating Officer of the law firm Ropes & Gray. From January 2000 to March 2005, Mr. Cote was Chief Operating and Financial Officer of Digitas. Previously he worked for Ernst & Young LLP.
Steven Beringhause was appointed Chief Technology Officer in November 2015, in addition to his role as Executive Vice President, Performance Sensing, a role to which he was appointed effective April 1, 2015. Previously, Mr. Beringhause was Senior Vice President, Performance Sensing since January 2013. Mr. Beringhause joined Sensata's predecessor company, Texas Instruments, in 1988 and served in various design and engineering capacities. He was named as Vice President of Sensors Americas in 2006, Vice President of Sensors Asia in 2010, and Senior Vice President of Sensors Asia and the Americas in July 2012.
Allisha Elliott has served as Senior Vice President, Chief Human Resources Officer since September 2013. Ms. Elliott was previously Vice President of Human Resources and Communications for the Transportation Systems division of Honeywell International, based in Switzerland. Prior to this role, she was Human Resources Functional Transformation Vice President across Honeywell International and held roles as Human Resources Director for several Honeywell divisions, based both in Shanghai, China and Phoenix, Arizona. Before joining Honeywell in 2000, she held senior Human Resources roles at Amazon.com and the Pepsi Bottling Group.

PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Because we are a Dutch public limited company whose shares are traded on the New York Stock Exchange, both U.S. and Dutch rules and time frames apply if you wish to submit a candidate for the Board of Directors to be considered for election at the 2017 Annual General Meeting of Shareholders, or if you wish to submit another kind of proposal for consideration by shareholders at the 2017 Annual General Meeting of Shareholders.
Under our Articles of Association, if you are interested in submitting a proposal to be presented at the 2017 Annual General Meeting of Shareholders, you must fulfill the requirements set forth in our Articles of Association, including satisfying both of the following criteria:

•	we must receive your proposal at our registered offices in Almelo, the Netherlands as set forth below no later than 60 days before the annual general meeting; and

•	the number of ordinary shares you hold must equal at least 3% of our issued share capital.
Pursuant to U.S. federal securities laws, any proposal by a shareholder to be presented at the 2017 Annual General Meeting of Shareholders and to be included in our proxy statement, including the nomination of one or more directors, must be received by us no later than the close of business on December 22, 2016 and must otherwise comply with the SEC’s rules to be considered for inclusion in our proxy materials relating to our 2017 Annual General Meeting of Shareholders.
Proposals for our 2017 Annual General Meeting of Shareholders should be submitted in writing to the following addresses:
Sensata Technologies Holding N.V.
c/o Sensata Technologies, Inc.
Attention: Vice President, Investor Relations
529 Pleasant Street
Attleboro, Massachusetts 02703

Sensata Technologies Holding N.V.
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
Proposals must include, as to each matter, (i) a brief description (which includes all material aspects thereof) of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (ii) your name and address, as they appear on our share records, (iii) the number of ordinary shares of the Company that are owned beneficially and of record by you, your affiliates, all groups of which you are a member, and all persons with whom you are acting in concert (in each case, identifying them), (iv) any material direct or indirect interest of you and your affiliates, groups or persons in such business, and, if the amendment to our Articles of Incorporation as outlined in Proposal (6) is approved by the shareholders and the deed of amendment is executed prior to receiving your proposal, (v) whether you have hedged your ownership of, or entered into any transaction that has the effect of increasing or decreasing your economic risk or voting power with respect to, the Company’s ordinary shares.
Notice of a nomination to the Board of Directors must include:

•
As to each individual whom such shareholder proposes to nominate for election as a director, (a) the name, date of birth, business address, and residential address of such individual, (b) the principal occupation or employment of such individual for at least the five years preceding the date of such notice, (c) the number of ordinary shares of the Company that are owned beneficially and of record by such individual, his or her affiliates, all persons with whom he or she is acting in concert, and all groups of which he or she is a member (in each case, identifying them), and (d) all information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; and

•
As to the shareholder giving such notice, (a) the name and address of such shareholder, as they appear on our share records, (b) the number of ordinary shares of the Company that are owned beneficially and of record by such shareholder, his or her affiliates, all persons acting in concert with him or her, and all groups of which he or she is a member (in each case, identifying them), and (c) any professional, commercial, business, or familial relationship of such shareholder, affiliates, persons, or groups (in each case, identifying them) to such nominees, his or her affiliates, any person acting in concert with him or her, or any group of which he or she is a member (in each case, identifying them).

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

You may contact the Vice President, Investor Relations at Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Vice President, Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703, or investors@sensata.com for a copy of the relevant provisions of our Articles of Association regarding the requirements for making shareholder proposals and nominating director candidates.
SOLICITATION OF PROXIES
We are paying the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation. We will reimburse brokers, banks, and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our shareholders.

GENERAL
Our Annual Report for the fiscal year ended December 31, 2015 is being mailed to shareholders together with this Proxy Statement. The Annual Report is not part of the soliciting materials.
The information set forth in this Proxy Statement under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be (i) incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing we expressly incorporate such information by reference, or (ii) “soliciting material” or “filed” with the SEC.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Paul Edgerley
Chairman of the Board
April 21, 2016
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and the financial statement schedules thereto, is available without charge upon written request to: Sensata Technologies Holding N.V., c/o Sensata Technologies, Inc., Attention: Investor Relations, 529 Pleasant Street, Attleboro, Massachusetts 02703.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
SENSATA TECHNOLOGIES HOLDING N.V.
May 19, 2016
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://investors.sensata.com/phoenix.zhtml?c=210277&p=proxy
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
i  Please detach along perforated line and mail in the envelope provided. i

■
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS	NOMINEES:		2.	RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR THE 2016 FISCAL YEAR	☐	☐	☐
☐	FOR ALL NOMINEES	O	Paul Edgerley	3b.	ADOPT THE DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2015 AND AUTHORIZE THE PREPARATION OF THE 2015 ANNUAL ACCOUNTS AND ANNUAL REPORT OF DIRECTORS IN THE ENGLISH LANGUAGE	☐	☐	☐
		O	Martha Sullivan
		O	Beda Bolzenius
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	James E. Heppelmann
		O	Michael J. Jacobson
☐	FOR ALL EXCEPT (see instructions below)	O	Charles W. Peffer	4.	DISCHARGE MEMBERS OF THE BOARD OF DIRECTORS FROM CERTAIN LIABILITIES FOR FISCAL YEAR 2015	☐	☐	☐
		O	Kirk P. Pond
		O	Andrew Teich
		O	Thomas Wroe
		O	Stephen Zide	5.	EXTEND TO THE BOARD OF DIRECTORS THE AUTHORITY TO REPURCHASE UP TO 10% OF THE OUTSTANDING ORDINARY SHARES IN THE CAPITAL OF THE COMPANY FOR 18 MONTHS	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
				6.	AMEND THE ARTICLES OF ASSOCIATION TO INCLUDE A DERIVATIVE DISCLOSURE REQUIREMENT	☐	☐	☐

				7.	ADVISORY PROPOSAL ON THE 2015 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER "EXECUTIVE COMPENSATION"	☐	☐	☐

				8.	AMEND THE DIRECTOR REMUNERATION POLICY AND IMPLEMENT A DIRECTOR STOCK OWNERSHIP REQUIREMENT	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐		To transact such other business as may properly come before the General Meeting or any adjournments thereof

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

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Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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0                        ¢

SENSATA TECHNOLOGIES HOLDING N.V.
PROXY
Annual General Meeting of Shareholders
May 19, 2016

The undersigned shareholder of Sensata Technologies Holding N.V. hereby constitutes and appoints each of Jacob Sayer, Steven Reynolds, and Serife Demir as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place, and stead of the undersigned at the 2016 Annual General Meeting of Shareholders of Sensata Technologies Holding N.V. (the “Company”), to be held on May 19, 2016, beginning at 6:00 p.m. Central European Time, at the offices of Loyens & Loeff N.V., located at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands, and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS RECOMMENDED BY THE BOARD AND FOR EACH OF THE PROPOSALS (2) THROUGH (8).
(Continued and to be signed on the reverse side.)

¢	14,475